                                          FILED PURSUANT TO RULE 424(b)(5)
                                                     FILE NUMBER 333-13811

PROSPECTUS SUPPLEMENT
---------------------
(To Prospectus dated December 19, 1996)

                                 $300,000,000

                       (NationsBank logo appears here)


                      6.60% Subordinated Notes, due 2010
                                --------------
     Interest on the 6.60% Subordinated Notes, due 2010 (the "Notes") will be payable by NationsBank Corporation ("NationsBank" or the "Corporation") semiannually on May 15 and November 15, commencing November 15, 1998. The Notes will mature on May 15, 2010 and are not redeemable prior to maturity. The Notes are subordinated in right of payment to all existing or future Senior Indebtedness (as defined herein) of the Corporation. The Notes will not be listed on any securities exchange.

     The Notes will be issued in book-entry only form and will be represented by one or more global securities (the "Global Notes") registered in the name of The Depository Trust Company, as depositary ("DTC"), or its nominee. Except as described herein, the Notes will not be issued in definitive form. The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Settlement of the Notes will be made in immediately available funds. So long as the Notes are represented by Global Notes registered in the name of DTC, the Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in the Notes will therefore settle in immediately available funds; however, settlements involving Cedel Bank, soci-t- anonyme ("Cedel Bank") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator" or "Euroclear") and DTC may be dated the business day following the DTC settlement date. See "REGISTRATION AND SETTLEMENT."
                                --------------
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS, ARE NOT OBLIGATIONS OF
  OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE CORPORATION, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND INVOLVE INVESTMENT RISKS, INCLUDING
                          POSSIBLE LOSS OF PRINCIPAL.

                                --------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA ("THE COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       Price to      Underwriting     Proceeds to the
                      Public (1)     Discount (2)   Corporation (1) (3)
Per Note .........        99.611%          .675%          98.936%
Total ............  $298,833,000     $2,025,000     $296,808,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Plus accrued interest, if any, from May 4, 1998.


(2) The Corporation has agreed to indemnify the Underwriters named herein against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "UNDERWRITING."

(3) Before deducting expenses payable by the Corporation estimated to be $200,000.

                                --------------
     The Notes are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to reject any order in whole or in part. It is expected that delivery of the Notes will be made through the facilities of DTC, Cedel Bank and Euroclear on May 4, 1998.
                                --------------
NationsBanc Montgomery Securities LLC
                            Merrill Lynch & Co.

                                               Salomon Smith Barney
                                --------------
           The date of this Prospectus Supplement is April 28, 1998.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. SEE "UNDERWRITING."


                            DESCRIPTION OF THE NOTES

     The information herein concerning the Notes should be read in conjunction with the statements under "DESCRIPTION OF DEBT SECURITIES" in the accompanying Prospectus.


General

     The Notes will be issued in the aggregate principal amount of $300,000,000 under an Indenture (the "Indenture") dated as of January 1, 1995 between the Corporation and The Bank of New York, as trustee, as set forth in the Prospectus. The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. The Notes constitute a single series of debt securities under the Indenture, unsecured, subordinate and junior in right of payment to all Senior Indebtedness (as described in the Prospectus) of the Corporation. The Notes will bear interest from May 4, 1998 at the annual rate specified on the cover page of this Prospectus Supplement. Interest on the Notes will be payable semiannually in arrears on each May 15 and November 15, commencing November 15, 1998. The record date for the interest payable shall be the close of business on the last day of the calendar month preceding each interest payment date.

     There is no right of acceleration of the payment of principal of the Notes upon a default in the payment of principal of or interest on such Notes or in the performance of any covenant of the Corporation contained in the Indenture. Payment of the principal of the Notes may be accelerated only in the case of the bankruptcy of the Corporation. See "DESCRIPTION OF DEBT SECURITIES -- Defaults and Rights of Acceleration" in the accompanying Prospectus.

     If any interest payment date falls on a day that is not a Business Day, payment of such interest may be made on the next succeeding Business Day. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of principal will be made on the next succeeding Business Day as if it were made on the date such payment was due and no interest will accrue for the period after the stated maturity date. The term "Business Day" with respect to any Note means any day, other than a Saturday or Sunday or a legal holiday in New York, New York or Charlotte, North Carolina, that is not a day on which banking institutions in New York, New York, or Charlotte, North Carolina are authorized or required by law or regulation to be closed. Initially, the Corporation will make payments of principal and interest at the office of The Bank of New York, 101 Barclay Street, New York, New York 10286, as authenticating and paying agent. The Notes will mature on May 15, 2010 and are not redeemable prior to maturity. No sinking fund is provided for the Notes. There is no limitation in the Indenture on the amount of Senior Indebtedness or other obligations which may be issued by the Corporation.


                              RECENT DEVELOPMENTS

Merger Agreement with BankAmerica Corporation

     BankAmerica Corporation, a Delaware corporation ("BankAmerica"), and NationsBank, each registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Reorganization on April 10, 1998 (the "Merger Agreement") under which (i) NationsBank will form a new Delaware subsidiary ("NationsBank (DE)") and will merge (the "Reincorporation Merger") with and into NationsBank (DE), with NationsBank (DE) as the surviving corporation in the Reincorporation Merger, and (ii) BankAmerica will thereafter merge (the "Merger," and together with the Reincorporation Merger, the "Reorganization") with and into NationsBank (DE), with NationsBank (DE) as the surviving corporation in the Merger. Following the Reorganization, the name of the surviving corporation will be BankAmerica Corporation. In connection with the Merger Agreement, BankAmerica and NationsBank have also entered into cross stock option agreements, each dated April 10, 1998. Each of those options, if exercised by the respective grantee, is intended to provide the grantee with the right to acquire approximately 19.9% of the total number of the grantor's shares then issued and outstanding.

     In accordance with the terms of the Merger Agreement, (i) with respect to the capital stock of NationsBank, (A) each share of the common stock, without par value, of NationsBank ("NationsBank Common Stock") will be converted into one share of the common stock, without par value, of NationsBank (DE) ("NationsBank (DE) Common Stock"), and (B) each share of the preferred stock of NationsBank will be converted into the right to receive one share of the preferred stock of NationsBank (DE) on substantially identical terms, and (ii) with respect to the capital stock of BankAmerica, (Y) each share of the common stock, par value $1.5625, of BankAmerica ("BankAmerica Common Stock") will be converted into the right to receive 1.1316 shares of NationsBank (DE) Common Stock, and (Z) each share of the preferred stock of BankAmerica will be converted into the right to receive one share of the preferred stock of NationsBank (DE) on substantially identical terms. Following consummation of the Reorganization, NationsBank shareholders will retain their existing shares of NationsBank Common Stock, which will automatically be deemed to represent shares of NationsBank (DE) Common Stock.

     At the effective time of the Reorganization, all rights with respect to NationsBank Common Stock and BankAmerica Common Stock pursuant to stock options outstanding at such effective time, whether or not then exercisable, shall be converted into and shall become rights with respect to NationsBank (DE) Common Stock on otherwise substantially similar terms.

     The Reorganization is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

     Consummation of the Reorganization is subject to various conditions, including: (i) approval of the Merger Agreement and the Reorganization by the stockholders of each of the parties thereto; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities as necessary; (iii) receipt by each of BankAmerica and NationsBank of an opinion of counsel in reasonably satisfactory form as to the tax treatment of certain aspects of the Reorganization; (iv) the registration pursuant to the Securities Act of 1933, as amended, of the shares of NationsBank (DE) Common Stock to be issued in the Reorganization; (v) receipt by each of BankAmerica and NationsBank of a letter from their respective independent public accountants, to the effect that the Reorganization will qualify for pooling-of-interests accounting treatment; and
(vi) satisfaction or waiver of certain other conditions.

     For additional information regarding the BankAmerica Merger, see the Corporation's Current Report on Form 8-K filed April 17, 1998 (amended by Form 8-K/A dated April 24, 1998) incorporated herein by reference.


Issuance of Additional Notes

     On April 28, 1998, the Corporation entered into an underwriting agreement with various underwriters for the public sale of $500,000,000 aggregate principal amount of its 6 3/8% Senior Notes, due 2005 (the "Additional Notes"). The Additional Notes are expected to be issued on May 4, 1998. The Notes and the Additional Notes constitute separate series of debt securities. The sale of the Notes is not contingent upon the sale of the Additional Notes.


Recent NationsBank Financial Information

     First quarter 1998 net income for NationsBank was $497 million, or $.52 per share, which included $642 million in non-recurring, after-tax merger and restructuring items resulting from the merger with Barnett Banks, Inc. ("Barnett") completed January 9, 1998 (the "Barnett Merger"). Excluding the merger and restructuring items, operating earnings were $1.14 billion, or $1.20 per share. 1997 first quarter net income was $855 million, or $.90 per share.

     Taxable-equivalent net interest income of $2.56 billion in the first quarter of 1998 represented a 5% increase compared to $2.44 billion in the same period of 1997.

     Noninterest income in the first quarter of 1998 was $1.78 billion, or 34% higher than $1.32 billion in the comparable 1997 quarter.

     First quarter noninterest expense was $2.45 billion compared to first quarter 1997 noninterest expense of $2.23 billion.

     The provision for credit losses increased to $265 million in the first quarter of 1998 from $222 million in the first quarter of 1997.

     Net charge-offs were $277 million in the first quarter of 1998, or .63% of average net loans, leases and factored accounts receivable, compared to $215 million, or .49% of average levels, in the first quarter of 1997. The allowance for credit losses was $3.25 billion at March 31, 1998, or 1.81% of net loans, leases and factored accounts receivable, compared to $3.28 billion, or 1.85% of net loans, leases and factored accounts receivable, at December 31, 1997. The allowance represented 234% of nonperforming loans at March 31, 1998 compared to 270% at December 31, 1997.

     Total nonperforming assets were $1.54 billion at March 31, 1998, or .86% of net loans, leases, factored accounts receivable and foreclosed properties, compared to $1.36 billion, or .77%, at December 31, 1997.

     Average deposits were $167.53 billion in the first quarter of 1998 compared to $168.13 billion in the same period in 1997.

     Average earning assets were $271.19 billion for the first quarter of 1998, of which net loans and leases were $176.70 billion and securities were $49.43 billion, compared to average earning assets of $245.10 billion for the first quarter of 1997.

     Total shareholders' equity increased to $25.22 billion at March 31, 1998, or 8.02% of total assets, from $24.75 billion, or 7.97% of total assets, at December 31, 1997. Return on average common shareholders' equity was 8.28% in the first quarter of 1998, down from 14.69% in the year ago quarter due primarily to the merger and restructuring items. Excluding the merger and restructuring items, return on average common shareholders' equity was 19.01%.

     At March 31, 1998, the Corporation's Tier 1 and total risk-based capital ratios were 6.80% and 11.19%, respectively. The Corporation's leverage ratio was 5.64% at March 31, 1998.

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of the Corporation and its subsidiaries as of December 31, 1997 and as adjusted to give effect to (i) the issuance of the Notes and the Additional Notes; and (ii) the issuance and the maturity of certain of the Corporation's and its subsidiaries' notes during the period beginning January 1, 1998 through the date of this Prospectus Supplement.


                                                                                 NationsBank      As
                                                                                    Actual     Adjusted
                                                                                ------------- ---------
                                                                                 (Amounts in millions)
LONG-TERM DEBT (1):
Senior debt
 NationsBank Corporation ......................................................    $11,345     $11,101
 6 3/8% Senior Notes, due 2005 (3) ............................................         --         500
 Subsidiaries (2) .............................................................      9,485      10,499
                                                                                   -------     -------
   Total senior debt ..........................................................     20,830      22,100
                                                                                   -------     -------
Subordinated debt
 NationsBank Corporation ......................................................      7,069       7,890
 6.60% Subordinated Notes, due 2010 ...........................................         --         300
 Subsidiaries (2) .............................................................        308         308
                                                                                   -------     -------
   Total subordinated debt ....................................................      7,377       8,498
                                                                                   -------     -------
   Total long-term debt .......................................................     28,207      30,598
                                                                                   -------     -------
Guaranteed Preferred Beneficial Interests in Corporation's
 Junior Subordinated Notes (4) ................................................      2,705       2,705
SHAREHOLDERS' EQUITY:
Preferred stock, authorized -- 45,000,000 shares; issued -- 2,209,784 shares ..         94          94
Common stock, authorized -- 1,250,000,000 shares; issued -- 943,932,530 shares       9,779       9,779
Retained earnings .............................................................     14,592      14,592
Other, including loan to ESOP trust ...........................................        282         282
                                                                                   -------     -------
   Total shareholders' equity .................................................     24,747      24,747
                                                                                   -------     -------
                                                                                   $55,659     $58,050
                                                                                   =======     =======

---------
(1) On January 9, 1998, the Corporation completed the Barnett Merger. On April 16, 1998, the Corporation filed a Current Report on Form 8-K containing restated consolidated financial statements of the Corporation reflecting the Barnett Merger (accounted for as a pooling of interests).

(2) These obligations are direct obligations of certain of the subsidiaries of NationsBank and, as such, constitute claims against such subsidiaries prior to the Corporation's equity interest therein.

(3) The sale of the Notes is not contingent on the sale of the Additional Notes, which is also expected to close on May 4, 1998.

(4) The line item "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Notes" reflects the issuance of $2,715 million aggregate liquidation amount of preferred undivided beneficial interests in seven wholly owned grantor trusts. The sole assets of the trusts are junior subordinated notes of the Corporation.

     As of December 31, 1997, the Corporation had $2.9 billion of commercial paper and other short-term notes payable outstanding. At December 31, 1997, the Corporation had unused lines of credit aggregating $1.5 billion, principally to support commercial paper borrowings. The commercial paper program for Barnett was discontinued after the Barnett Merger; therefore, information regarding that program is not included in this description of the Corporation's commercial paper program.


                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following are the consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 1997:


                                                            Year Ended
                                                           December 31,
                                           --------------------------------------------
                                             1997     1996     1995     1994     1993
                                           -------- -------- -------- -------- --------
 Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits ......... 2.0      2.0      1.8      2.0      2.6
  Including interest on deposits ......... 1.5      1.5      1.4      1.5      1.6

                            SELECTED FINANCIAL DATA

     The following selected financial data for the five years ended December 31, 1997 are derived from financial statements of the Corporation audited by Price Waterhouse LLP, independent accountants.


                                                                            Year Ended December 31,
                                                                           -------------------------
                                                                               1997         1996
                                                                           ------------ ------------
                                                                             (Amounts in millions
                                                                               except per share
                                                                            information and ratios)
Income statement
 Interest income .........................................................  $  19,687    $  16,832
 Interest expense ........................................................      9,970        8,608
 Net interest income (taxable-equivalent) ................................      9,848        8,335
 Net interest income .....................................................      9,717        8,224
 Provision for credit losses .............................................        954          760
 Gains (losses) on sales of securities ...................................        155           86
 Noninterest income ......................................................      5,929        4,408
 Foreclosed properties expense ...........................................          9           21
 Merger and restructuring items ..........................................        374          118
 Other noninterest expense ...............................................      9,234        7,283
 Income before taxes and effect of change in method of
  accounting for income taxes ............................................      5,230        4,536
 Income tax expense ......................................................      1,898        1,597
 Income before effect of change in method of
  accounting for income taxes ............................................      3,332        2,939
 Effect of change in method of accounting for income taxes ...............         --           --
 Net income ..............................................................      3,332        2,939
 Net income available to common shareholders .............................      3,321        2,922
 Net income (excluding merger and restructuring items) ...................      3,596        3,016
 Average common shares issued (in thousands) .............................    941,992      820,945
Per common share
 Earnings before effect of change in method of accounting
  for income taxes .......................................................  $   3.53     $   3.56
 Earnings ................................................................      3.53         3.56
 Earnings (excluding merger and restructuring items) .....................      3.81         3.65
 Diluted earnings ........................................................      3.44         3.50
 Diluted earnings (excluding merger and restructuring items) .............      3.71         3.59
 Cash dividends paid .....................................................      1.37         1.20
 Shareholders' equity (period-end) .......................................     26.15        21.23
Balance sheet (period-end)
 Total loans, leases and factored accounts receivable,
  net of unearned income .................................................    176,778      153,041
 Total assets ............................................................    310,554      226,949
 Total deposits ..........................................................    173,643      140,329
 Long-term debt ..........................................................     28,890       24,212
 Common shareholders' equity .............................................     24,684       16,956
 Total shareholders' equity ..............................................     24,747       17,079
Performance ratios
 Return on average assets ................................................      1.16%        1.22%
 Return on average assets (excluding merger and restructuring items) .....      1.25         1.25
 Return on average common shareholders' equity (1) .......................     14.12        17.74
 Return on average common shareholders' equity
  (excluding merger and restructuring items) (1) .........................     15.25        18.21
 Efficiency ratio ........................................................      58.5         57.1
 Total equity to total assets ............................................      7.97         7.53
Risk-based capital ratios (period-end) (2)
 Tier 1 ..................................................................      6.50         7.76
 Total ...................................................................     10.89        12.66
 Leverage capital ratio ..................................................      5.57         7.09
Cash basis financial data (3)
 Earnings per common share ...............................................  $   4.06     $   3.78
 Earnings per common share (excluding merger and restructuring
  items) .................................................................      4.34         3.87
 Diluted earnings per common share .......................................      3.96         3.71
 Diluted earnings per common share (excluding merger and
  restructuring items) ...................................................      4.23         3.80
 Return on average tangible assets .......................................      1.38%        1.30%
 Return on average tangible assets (excluding merger and
  restructuring items) ...................................................      1.47         1.34
 Return on average tangible common shareholders' equity (1) ..............     27.51        22.31
 Return on average tangible common shareholders' equity
  (excluding merger and restructuring items) (1) .........................     29.41        22.86
 Efficiency ratio ........................................................     55.3         55.7
 Ending tangible equity to tangible assets ...............................      4.73         6.44
Asset quality ratios
 Allowance for credit losses as a percentage of loans, leases and
  factored accounts receivable, net of unearned income (period-end) ......      1.85%        1.82%
 Allowance for credit losses as a percentage of nonperforming loans
  (period-end) ...........................................................    270.05       258.52
 Net charge-offs as a percentage of average loans, leases and factored
  accounts receivable, net of unearned income ............................       .53          .49
 Nonperforming assets as a percentage of net loans, leases, factored
  accounts receivable and foreclosed properties (period-end) .............       .77          .83



                                                                                  Year Ended December 31,
                                                                           -------------------------------------
                                                                               1995         1994        1993
                                                                           ------------ ----------- ------------
                                                                           (Amounts in millions except per share
                                                                                        information
                                                                                        and ratios)
Income statement
 Interest income .........................................................  $  16,186    $ 13,084    $  10,858
 Interest expense ........................................................      8,992       6,239        4,570
 Net interest income (taxable-equivalent) ................................      7,338       6,983        6,423
 Net interest income .....................................................      7,194       6,845        6,288
 Provision for credit losses .............................................        505         384          550
 Gains (losses) on sales of securities ...................................         34         (26)          82
 Noninterest income ......................................................      3,787       3,153        2,702
 Foreclosed properties expense ...........................................         30           5          170
 Merger and restructuring items ..........................................         --          --           30
 Other noninterest expense ...............................................      6,670       6,290        5,703
 Income before taxes and effect of change in method of
  accounting for income taxes ............................................      3,810       3,293        2,619
 Income tax expense ......................................................      1,327       1,115          897
 Income before effect of change in method of
  accounting for income taxes ............................................      2,483       2,178        1,722
 Effect of change in method of accounting for income taxes ...............         --          --          200
 Net income ..............................................................      2,483       2,178        1,922
 Net income available to common shareholders .............................      2,459       2,150        1,894
 Net income (excluding merger and restructuring items) ...................      2,483       2,178        1,942
 Average common shares issued (in thousands) .............................    773,799     782,255      749,122
Per common share
 Earnings before effect of change in method of accounting
  for income taxes .......................................................  $   3.18     $  2.75     $   2.26
 Earnings ................................................................      3.18        2.75         2.53
 Earnings (excluding merger and restructuring items) .....................      3.18        2.75         2.55
 Diluted earnings ........................................................      3.10        2.70         2.48
 Diluted earnings (excluding merger and restructuring items) .............      3.10        2.70         2.51
 Cash dividends paid .....................................................      1.04         .94          .82
 Shareholders' equity (period-end) .......................................     20.59       17.75        16.19
Balance sheet (period-end)
 Total loans, leases and factored accounts receivable,
  net of unearned income .................................................    147,519     131,892      117,937
 Total assets ............................................................    228,852     210,882      196,017
 Total deposits ..........................................................    134,925     135,579      123,747
 Long-term debt ..........................................................     18,966       9,265        9,034
 Common shareholders' equity .............................................     15,933      13,895       12,518
 Total shareholders' equity ..............................................     16,073      14,145       12,853
Performance ratios
 Return on average assets ................................................      1.08%       1.07%        1.00%
 Return on average assets (excluding merger and restructuring items) .....      1.08        1.07         1.01
 Return on average common shareholders' equity (1) .......................     16.91       16.23        15.23
 Return on average common shareholders' equity
  (excluding merger and restructuring items) (1) .........................     16.91       16.23        15.41
 Efficiency ratio ........................................................      60.0        62.1         62.5
 Total equity to total assets ............................................      7.02        6.71         6.56
Risk-based capital ratios (period-end) (2)
 Tier 1 ..................................................................      7.24        7.43         7.41
 Total ...................................................................     11.58       11.47        11.73
 Leverage capital ratio ..................................................      6.27        6.18         6.00
Cash basis financial data (3)
 Earnings per common share ...............................................  $   3.40     $  2.95     $   2.71
 Earnings per common share (excluding merger and restructuring
  items) .................................................................      3.40        2.95         2.73
 Diluted earnings per common share .......................................      3.32        2.90         2.66
 Diluted earnings per common share (excluding merger and
  restructuring items) ...................................................      3.32        2.90         2.68
 Return on average tangible assets .......................................      1.17%       1.15%        1.09%
 Return on average tangible assets (excluding merger and
  restructuring items) ...................................................      1.17        1.15         1.10
 Return on average tangible common shareholders' equity (1) ..............     21.32       19.89        18.56
 Return on average tangible common shareholders' equity
  (excluding merger and restructuring items) (1) .........................     21.32       19.89        18.76
 Efficiency ratio ........................................................     58.4        60.5         61.0
 Ending tangible equity to tangible assets ...............................      6.09        5.81         5.83
Asset quality ratios
 Allowance for credit losses as a percentage of loans, leases and
  factored accounts receivable, net of unearned income (period-end) ......      1.81%       2.04%        2.28%
 Allowance for credit losses as a percentage of nonperforming loans
  (period-end) ...........................................................    304.57      268.16       188.45
 Net charge-offs as a percentage of average loans, leases and factored
  accounts receivable, net of unearned income ............................       .39         .33          .52
 Nonperforming assets as a percentage of net loans, leases, factored
  accounts receivable and foreclosed properties (period-end) .............       .74        1.08         1.89

---------
(1) Average common shareholders' equity does not include the effect of market value adjustments to securities available for sale and marketable equity securities.
(2) Capital ratios included herein have not been restated to reflect the Barnett Merger. Under regulatory guidelines, Barnett was considered well capitalized on December 31, 1997.
(3) Cash basis calculations exclude intangible assets and the related amortization expense.

                          REGISTRATION AND SETTLEMENT

Same Day Settlement and Payment

     Settlement for the Notes will be made by the Underwriters in immediately available funds. So long as the Notes are represented by Global Notes, all payments of principal and interest will be made by the Corporation in immediately available funds.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing house or next day funds. In contrast, so long as the Notes are represented by Global Notes registered in the name of DTC or its nominee, the Notes will trade in DTC's Same Day Fund Settlement System and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.


Book-Entry System

     The Notes will be issued in book-entry form only and will be represented by one or more Global Notes registered in the name of Cede & Co., as nominee of DTC. Cedel Bank and Euroclear will hold omnibus positions on behalf of Cedel Bank Participants (as described in the Prospectus) and Euroclear Participants (as described in the Prospectus), respectively, through customers' securities accounts in Cedel Bank's and Euroclear's names, respectively, on the books of their respective depositories, which, in turn, will hold such positions on the books of DTC.

     Under the book-entry system of DTC, purchases of Notes must be made by or through persons that have accounts with DTC ("Participants") or persons that may hold interests through Participants ("Indirect Participants"). Upon the issuance and deposit of a Global Note, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Notes represented by such Global Note to the accounts of Participants as designated by the Underwriters. The ownership of beneficial interests in such Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of Participants) and the records of Participants (with respect to interests of Indirect Participants) and Indirect Participants. So long as DTC, or its nominee, is the registered holder of a Global Note, DTC or its nominee will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of such Notes in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such transfer restrictions and such laws may impair the ability to own, transfer or pledge beneficial interests in a Global Note.

     DTC has advised the Corporation as follows: DTC is a limited-purpose trust company organized under New York law, a "banking organization" within the meaning of New York law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its Participants and to facilitate the clearance and settlement of securities transactions among Participants in such securities through electronic computerized book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's direct Participants include securities brokers and dealers (including the Underwriters), banks (including certain subsidiaries of the Corporation), trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) have ownership interests in DTC. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to DTC's book-entry system is also available to Indirect Participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of securities deposited with it such as the Notes; DTC's records reflect only the identity of the Participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to securities held by DTC. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants. Owners of beneficial interests in a Global Note that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of such interests may do so only through Participants and Indirect Participants. In addition, the ability of owners of beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system may be limited due to the lack of certificates for the Notes.

     Except as otherwise provided herein, the holder of a Global Note shall be the only person entitled to receive payments with respect to Notes represented by such Global Note. Accordingly, payments of principal of and any interest on individual Notes represented by a Global Note will be made only to DTC or its nominee, as the case may be, as the registered holder of the Global Note representing such Notes. DTC has advised the Corporation that it is DTC's practice to credit Participants' accounts on the payable date in accordance with their respective holdings with respect to a Global Note as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held in "street name." Such instructions will be the responsibility of such Participant and not of DTC, the Underwriters or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. The Corporation will in every case be discharged by payment to, or to the order of, DTC or its nominee, as the holder of such Global Note, of the amount so paid. Each of the persons shown in the records of DTC or its nominee as an owner of a beneficial interest therein must look solely to DTC or its nominee, as the case may be, for its share of any such payment so made by the Corporation. Neither the Corporation, the trustee for the Notes, nor any Paying Agent, Security Registrar or Transfer Agent for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of owners of beneficial interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in Global Notes among its Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     If DTC is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue registered Notes in certificated form in exchange for beneficial interests in each Global Note. In addition, the Corporation may at any time determine not to have Notes represented by Global Notes and, in such event, will issue registered Notes in certificated form in exchange for beneficial interests in Global Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in certificated form of a Note or Notes equal in principal amount to such beneficial interest and to have such Note or Notes registered in its name. Any Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple in excess thereof and will be issued in registered form only, without coupons.

                   CERTAIN UNITED STATES FEDERAL INCOME TAX
                       CONSEQUENCES TO FOREIGN INVESTORS

     Holders of the Notes who are not U.S. Persons (as defined below) must comply with applicable certification requirements in order to receive payments of interest free of applicable withholding taxes. In no event will any payments by the Corporation be increased as a result of any such withholding or other taxes. A holder of a Note that is not a U.S. Person will be subject to the 30% U.S. withholding tax (or in certain cases a 31% backup withholding tax) that generally applies to payments of interest on registered debt issued by U.S. Persons unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such holder of a Note and the U.S. entity required to withhold tax complies with applicable certification requirements, and (ii) such holder of a Note takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Holders of the Notes for which the interest income is not effectively connected with a United States trade or business, that do not own more than 10% of the stock of the Corporation and that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are holders of the Notes and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer files Form W-8. Form 1001 may be filed by the holder of a Note or its agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. A holder of a Note or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) prior to the first interest payment occurring after its acquisition of a Note. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     As used herein, the term "U.S. Person" means a holder of a Note that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity treated as such that is created or organized in or under the laws of the U.S. or of any state thereof (including Washington, D.C.), (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of a connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

     Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from the U.S. federal income tax withholding and provide certain presumptions regarding the status of holders when payment to the holders cannot be reliably associated with appropriate documentation provided to the payer. To avoid backup withholding with respect to payments made after December 31, 1998, holders of Notes will be required to provide certification, if applicable, that complies with the procedures in the Final Withholding Regulations by the first payment date after the effective date of those regulations, subject to certain transitional rules which may extend until December 31, 1999 certifications previously provided in accordance with the currently effective Treasury regulations. Because the application of the Final Withholding Regulations will vary depending on a holder's particular circumstances, all holders are urged to consult their own tax advisors regarding the application of the Final Withholding Regulations to them.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Notes.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated April 28, 1998 (the "Underwriting Agreement") among the Corporation and the underwriters named therein (the "Underwriters"), the Corporation has agreed to sell to each of the Underwriters and each of the Underwriters has severally agreed to purchase the principal amount of the Notes set forth opposite its name below at the price set forth on the cover page of this Prospectus Supplement. The Underwriting Agreement provides that settlement will occur on May 4, 1998. The Underwriters are committed to purchase all the Notes offered hereby if any of the Notes are purchased.



                                                        Principal
                                                        Amount of
                     Underwriter                        the Notes
---------------------------------------------------- ---------------
     NationsBanc Montgomery Securities LLC .........  $100,000,000
     Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ...........................   100,000,000
     Salomon Brothers Inc ..........................   100,000,000
                                                      ------------
          Total ....................................  $300,000,000
                                                      ============

     The Underwriters have advised the Corporation that they propose initially to offer the Notes to the public at the Price to Public set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of .40% of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of .225% of such principal amount on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The Underwriting Agreement provides that the Corporation will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Notes are a new issue of securities with no established trading market. The Corporation does not intend to apply for listing of the Notes on any securities exchange. The Corporation has been advised by the Underwriters that they may make a market in the Notes. The Underwriters, however, are not obligated to make a market in the Notes and may discontinue any market making at any time without notice. The Corporation cannot provide any assurance that a secondary market for the Notes will develop.

     In connection with the Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of Notes. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. Underwriters may bid for and purchase Notes in the open market to cover syndicate short positions or to stabilize the price of the Notes. These activities may stabilize or maintain the price of Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if any is undertaken, it may be discontinued at any time.

     NationsBanc Montgomery Securities LLC (formerly NationsBanc Capital Markets, Inc.) ("NMS") is a direct, wholly-owned subsidiary of NationsBank. Under Section 2720 of the Conduct Rules ("Section 2720") of the National Association of Securities Dealers, Inc. (the "NASD"), when an NASD member, such as NMS, participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of
Section 2720. NationsBank is considered to be an "affiliate" (as such term is defined in Section 2720) of NMS. Accordingly, the offer and sale of any Notes by NMS will comply with the requirements of Section 2720 regarding the underwriting of securities of affiliates. In addition, under Section 2720, no NASD member participating in offers and sales of the Notes may execute a transaction in the Notes in a discretionary account without the specific prior written approval of the member's customer. The offer will also comply with any restrictions that may be imposed on NMS by the Board of Governors of the Federal Reserve System.

     Each of the Underwriters provides or has provided investment banking services to NationsBank from time to time in the ordinary course of business.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                         [Alternate Page--Debt]

PROSPECTUS
----------
                         (NationsBank Logo appears here)



                                Debt Securities


     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time its unsecured debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"). NationsBank may sell up to $3,000,000,000 in aggregate initial offering price of Debt Securities (or the U.S. dollar equivalent thereof if any of the Debt Securities are denominated in a foreign currency or currency unit), which may be offered, separately or together, in one or more series, in amounts, at prices and on terms to be determined at the time of sale and set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus constitutes a part, NationsBank may also offer and sell shares of its preferred stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), and shares of its common stock (the "Common Stock"). Any such Preferred Stock, Depositary Shares or Common Stock will be offered and issued pursuant to the terms of a separate Prospectus contained in such Registration Statement. The aggregate amount of Debt Securities that may be offered and sold pursuant hereto is subject to reduction as the result of the sale of any Preferred Stock, Depositary Shares or Common Stock pursuant to such separate Prospectus or at the Corporation's discretion.
     The Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation. The Subordinated Debt Securities will be subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Corporation.
     The Debt Securities may be denominated in U.S. dollars or in another currency or currency unit (such as the European Currency Unit), and the principal of (and premium, if any, on) or any interest on the Debt Securities may be payable in U.S. dollars or such foreign currency or currency unit. The specific terms of each series of Debt Securities offered pursuant to this Prospectus, including the specific designation, aggregate principal amount, currency or currency unit in which the principal and any premium or interest may be payable, authorized denominations, maturity, any premium, any interest rate (which may be fixed or variable), any interest payment dates, any optional or mandatory redemption terms, any sinking fund provisions, any subordination terms, any terms for conversion (in the event that such series is convertible at the option of the holder or NationsBank into Preferred Stock, Depositary Shares, Common Stock or other Debt Securities), the form of such series, any securities exchange on which such Debt Securities may be listed, and any other terms of such series of Debt Securities will be set forth in the Prospectus Supplement relating to such series.
     The Debt Securities may be sold (i) through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, with such underwriters to be designated at the time of sale; (ii) through agents designated from time to time; or (iii) directly by the Corporation. The names of any underwriters or agents of NationsBank involved in the sale of the Debt Securities, the public offering price or purchase price and any commissions or discounts will be set forth in the applicable Prospectus Supplement or a pricing supplement thereto. The net proceeds to the Corporation from such sale also will be set forth in such Prospectus Supplement or pricing supplement.
     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.
                                ---------------
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF NATIONSBANK, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT
  AGENCY AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------
               The date of this Prospectus is December 19, 1996.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

      (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 as filed March 29, 1996;

      (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 as filed May 10, 1996, June 30, 1996 as filed August 14, 1996, and September 30, 1996 as filed November 13, 1996;

      (c) The Corporation's Current Reports on Form 8-K filed January 12, 1996, February 1, 1996, March 8, 1996, April 17, 1996, May 16, 1996, July 5,
    1996, July 31, 1996, September 6, 1996 (as amended by Form 8-K/A-1 filed September 11, 1996 and Form 8-K/A-2 filed November 13, 1996), September
    20, 1996 (as amended by Form 8-K/A filed September 23, 1996), October 25, 1996, November 14, 1996, December 4, 1996 and December 17, 1996; and

      (d) The description of the Corporation's Common Stock contained in its registration statement filed pursuant to Section 12 of the 1934 Act, as modified by the Corporation's Current Report on Form 8-K filed on September 21, 1994.

     All reports and any definitive proxy or information statements filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to John E. Mack, Senior Vice President and Treasurer, NationsBank Corporation, NationsBank Corporate Center, Corporate Treasury Division, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5972.


                             AVAILABLE INFORMATION

     NationsBank is subject to the informational requirements of the 1934 Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning NationsBank may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.

                            NATIONSBANK CORPORATION

General

     NationsBank is a multi-bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries (the "Banks") and its various non-banking subsidiaries, NationsBank provides banking and banking-related services, primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank are located at NationsBank Corporate Center in Charlotte, North Carolina 28255. Its telephone number is (704) 386-5000.


Operations

     NationsBank provides a diversified range of banking and certain nonbanking financial services and products through its various subsidiaries. NationsBank manages its business activities through three major business units: the General Bank, Global Finance and Financial Services.

     The General Bank provides comprehensive services in the commercial and retail banking fields, including the origination and servicing of home mortgage loans, the issuance and servicing of credit cards (through a Delaware subsidiary), indirect lending, dealer finance and certain insurance services. The General Bank also provides retirement services for defined benefit and defined contribution plans, full service and discount brokerage services, investment advisory services, including advising the Nations Fund family of mutual funds, as well as private banking, fiduciary and investment management services through subsidiaries of NationsBank. As of September 30, 1996, the General Bank operated 1,980 banking offices through the following Banks:
NationsBank, N.A. (serving the states of North Carolina, South Carolina, Maryland and Virginia and the District of Columbia); NationsBank, N.A. (South) (serving the states of Florida and Georgia); NationsBank of Kentucky, N.A.; NationsBank of Tennessee, N.A.; NationsBank of Texas, N.A.; and Sun World, N.A. (serving the state of Texas). The General Bank also provides fully automated, 24-hour cash dispensing and depositing services throughout the states in which it is located, through 3,609 automated teller machines.

     Global Finance provides comprehensive corporate and investment banking as well as trading and distribution services to domestic and international customers. The group serves as a principal lender and investor, as well as an advisor, arranger and underwriter, and manages treasury and trade transactions for clients and customers. Loan origination and syndication, asset-backed lending, leasing, factoring, project finance and mergers and acquisitions are representative of the services provided by the group. Global Finance also underwrites, trades and distributes a wide range of securities (including bank-eligible securities and, to a limited extent, bank-ineligible securities as authorized by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")), and trades and distributes a wide range of derivative products in certain interest rate, foreign exchange, commodity and equity markets. Global Finance provides its services through various offices located in major United States cities as well as in London, Frankfurt, Singapore, Bogot-, Mexico City, Grand Cayman, Nassau, Seoul, Tokyo, Osaka, Taipei and Hong Kong.

     Financial Services includes NationsCredit Consumer Corporation, primarily a consumer finance subsidiary, and NationsCredit Commercial Corporation, primarily a commercial finance subsidiary. NationsCredit Consumer Corporation, which has approximately 331 offices located in 36 states, provides personal, mortgage and automobile loans to consumers and retail finance programs to dealers. NationsCredit Commercial Corporation consists of seven divisions that specialize in one or more of the following areas: equipment loans and leasing; loans for debt restructuring, mergers and acquisitions and working capital; real estate, golf/ recreational and health care financing; and inventory financing to manufacturers, distributors and dealers.

     As part of its operations, NationsBank regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, NationsBank regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, NationsBank publicly announces such material acquisitions when a definitive agreement has been reached.

Supervision and Regulation

     General. As a registered bank holding company, NationsBank is subject to the supervision of, and to regular inspection by, the Federal Reserve Board. The Banks are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller"). The Banks are also subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC") and other federal regulatory agencies. In addition to banking laws, regulations and regulatory agencies, NationsBank and its subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect the Corporation's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect NationsBank.

     Under the BHCA, the activities of NationsBank, and those of companies which it controls or in which it holds more than 5% of the voting stock, are limited to banking or managing or controlling banks or furnishing services to or performing services for its subsidiaries, or any other activity which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as NationsBank, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board or to acquire more than 5% of any class of voting stock of any company.

     The BHCA also requires bank holding companies to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisition under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law).

     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, therefore creating interstate branches, beginning June 1, 1997. Under such legislation, each state has the opportunity either to "opt out" of this provision, thereby prohibiting interstate branching in such states, or to "opt in" at an earlier time, thereby allowing interstate branching within that state prior to June 1, 1997. Furthermore, pursuant to such act, a bank is now able to open new branches in a state in which it does not already have banking operations if the laws of such state permit such de novo branching. Of those states in which the Banks are located, Delaware, Maryland, North Carolina and Virginia have enacted legislation to "opt in," thereby permitting interstate branching prior to June 1, 1997, and Texas has adopted legislation to "opt out" of the interstate branching provisions (which Texas law currently expires on September 2, 1999).

     As previously described, NationsBank regularly evaluates merger and acquisition opportunities, and it anticipates that it will continue to evaluate such opportunities in light of the new legislation.

     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies.

     Capital and Operational Requirements. The Federal Reserve Board, the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.

     The Federal Reserve Board risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. The Corporation's Tier 1 and total risk-based capital ratios under these guidelines at September 30, 1996 were 7.05% and 12.05%, respectively.

     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. The Corporation's leverage ratio at September 30, 1996 was 6.30%. Management believes that NationsBank meets its leverage ratio requirement.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, as of September 30, 1996, each of the Banks was considered well capitalized.

     Banking agencies have recently adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, these banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.

     Distributions. The Corporation's funds for cash distributions to its shareholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from the Banks. The amount of dividends that each Bank may declare in a calendar year without approval of the Comptroller is the Bank's net profits for that year, as defined by statute, combined with its net retained profits, as defined, for the preceding two years. In addition, from time to time NationsBank applies for, and may receive, permission from the Comptroller for one or more of the Banks to declare special dividends. As of January 1, 1996, the Banks can initiate dividend payments without prior regulatory approval of up to $905 million plus an additional amount equal to their net profits for 1996 up to the date of any such dividend declaration.

     In addition to the foregoing, the ability of NationsBank and the Banks to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA as described above. Furthermore, the Comptroller may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice. The right of NationsBank, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

     Source of Strength. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of NationsBank or related to FDIC assistance provided to a subsidiary in danger of default -- the other Banks may be assessed for the FDIC's loss, subject to certain exceptions.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions. If the Corporation elects at the time of issuance of Debt Securities to make different or more specific use of proceeds other than that set forth herein, such use will be described in the applicable Prospectus Supplement.


                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following are the Corporation's consolidated ratios of earnings to fixed charges for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995:



                                             Nine Months                   Year Ended
                                                Ended                     December 31,
                                            September 30, --------------------------------------------
                                                1996        1995     1994     1993     1992     1991
                                           -------------- -------- -------- -------- -------- --------
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits ......... 1.8            1.7      1.9      2.3      2.4      1.1
  Including interest on deposits ......... 1.5            1.4      1.5      1.5      1.4      1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments.

                              PLAN OF DISTRIBUTION

     The Corporation may offer and sell the Debt Securities in one or more of the following ways: (i) through underwriters or dealers; (ii) through agents; or (iii) directly by the Corporation to one or more purchasers. Such underwriters, dealers or agents may be affiliates of NationsBank. The Prospectus Supplement with respect to a particular offering of a series of Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents with whom NationsBank has entered into arrangements with respect to the sale of such Debt Securities, the public offering or purchase price of such Debt Securities and the proceeds to the Corporation from such sales, and any underwriting discounts, agency fees or commissions and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions to be allowed or reallowed or paid to dealers and the securities exchange, if any, on which such Debt Securities may be listed.

     If underwriters are used in the offer and sale of Debt Securities, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, all of which underwriters in either case will be designated in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, under the terms of the underwriting agreement, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Debt Securities also may be offered and sold directly by the Corporation or through agents designated by the Corporation from time to time. Any agent involved in the offer or sale of the Debt Securities with respect to which this Prospectus is delivered will be named in, and any commissions payable by the Corporation to such agent will be set forth in or calculable from, the applicable Prospectus Supplement or a pricing supplement thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the applicable Prospectus Supplement, the Corporation may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase Debt Securities from the Corporation at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Delayed Delivery Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each Delayed Delivery Contract will be for an amount of Debt Securities not less than and, unless the Corporation otherwise agrees, the aggregate amount of Debt Securities sold pursuant to Delayed Delivery Contracts shall be not more than the respective minimum and maximum amounts stated in the Prospectus Supplement. Institutions with which Delayed Delivery Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions, but shall in all cases be subject to the approval of the Corporation in its sole discretion. The obligations of the purchaser under any Delayed Delivery Contract to pay for and take delivery of Debt Securities will not be subject to any conditions except that (i) the purchase of Debt Securities by such institution shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such institution is subject; and (ii) any related sale of Debt Securities to underwriters shall have occurred. A commission set forth in the Prospectus Supplement will be paid to underwriters soliciting purchases of Debt Securities pursuant to Delayed Delivery Contracts accepted by the Corporation. The underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.

     Any series of Debt Securities offered and sold pursuant to this Prospectus and the applicable Prospectus Supplement will be new issues of securities with no established trading market. Any underwriters to whom Debt Securities are sold by the Corporation for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

     Any underwriter, dealer or agent participating in the distribution of any Debt Securities may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the "1933 Act"), of the Debt Securities so offered and sold, and any discounts or commissions received by them from NationsBank and any profit realized by them on the sale or resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the 1933 Act.

     Under agreements entered into with the Corporation, underwriters, dealers and agents may be entitled to indemnification by the Corporation against certain civil liabilities, including liabilities under the 1933 Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

     The participation of an affiliate or subsidiary of NationsBank in the offer and sale of the Debt Securities will comply with the requirements of
Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding the participation in a distribution of securities by an affiliate. No NASD member participating in offers and sales of the Debt Securities will execute a transaction in the Debt Securities in a discretionary account without the prior written specific approval of the member's customer.

     This Prospectus and related Prospectus Supplements may also be used by direct or indirect wholly-owned subsidiaries of NationsBank in connection with offers and sales related to secondary market transactions in the Debt Securities. Such subsidiaries may act as principal or agent in such transactions. Any such sales will be made at prices related to prevailing market prices at the time of sale.

     Underwriters, dealers and agents also may be customers of, engage in transactions with, or perform other services for the Corporation in the ordinary course of business.


                         DESCRIPTION OF DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     Any Senior Debt Securities offered hereby are to be issued under an Indenture dated as of January 1, 1995 (such Indenture, as it may be amended from time to time, the "Senior Indenture") between the Corporation and First Trust of New York, National Association, as successor Trustee to BankAmerica National Trust Company (the "Senior Trustee"). Any Subordinated Debt Securities offered hereby are to be issued under an Indenture dated as of January 1, 1995 (such Indenture, as it may be amended from time to time, the "Subordinated Indenture") between the Corporation and The Bank of New York, Trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). Each of the Senior Indenture and the Subordinated Indenture (each, an "Indenture" and together, the "Indentures") is incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to and qualified in their entirety by reference to the provisions of the applicable Indentures. Whenever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or defined items shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.


General

     The respective Indentures provide that there is no limitation on the amount of debt securities that may be issued thereunder from time to time. The amount of Debt Securities that may be offered and sold pursuant to this Prospectus, however, is limited to the aggregate initial offering price of the securities registered under the Registration Statement of which this Prospectus forms a part, subject to reduction as the result of the sale by the Corporation of other securities under the Registration Statement.

     The Debt Securities will be direct, unsecured obligations of the Corporation. The Senior Debt Securities of each series will rank equally with all unsecured senior debt of the Corporation. The Subordinated Debt

Securities of each series will be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as hereinafter defined) of the Corporation. See "DESCRIPTION OF DEBT SECURITIES -- Subordination."

     The Debt Securities will be issued in fully registered form without coupons. The Debt Securities may be denominated in U.S. dollars or in another currency or currency unit. Unless otherwise set forth in the applicable Prospectus Supplement, any Debt Securities that are denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple thereof. If any of the Debt Securities are denominated in a foreign currency or currency unit, or if principal of (or premium, if any, on) or any interest on any of the Debt Securities is payable in any foreign currency or currency unit, the authorized denominations, as well as any investment considerations, restrictions, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency unit, will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities may be issued in one or more series with the same or various maturities. Certain Debt Securities may be issued which provide for an amount less than the principal amount thereof to be due and payable in the event of an acceleration of the maturity thereof (each an "Original Issue Discount Security"). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount (which may be substantial) below their stated principal amount. Certain Debt Securities may be deemed to be issued with original issue discount for United States Federal income tax purposes. The Prospectus Supplement with respect to any series of Debt Securities issued with such original issue discount will contain a discussion of Federal income tax considerations with respect thereto.

     The particular terms of each series of Debt Securities to be offered and sold will be described in the Prospectus Supplement relating to such Debt Securities, including: (1) the designation of the particular series; (2) the aggregate principal amount of such series that may be authenticated and delivered under the applicable Indenture; (3) the person to whom any interest on any Debt Security of the series shall be payable, if other than the person in whose name the Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the regular record date for such interest; (4) the date or dates on which the principal of the Debt Securities of such series is payable; (5) the rate or rates, and if applicable the method used to determine the rate, at which the Debt Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any Debt Securities on any interest payment date; (6) the place or places at which, subject to the provisions of the applicable Indenture, the principal of (and premium, if any, on) and any interest on Debt Securities of such series shall be payable, any Debt Securities of the series may be surrendered for registration of transfer, and notices and demands to or upon the Corporation in respect of the Debt Securities of the series and the Indenture may be served; (7) the obligation, if any, of the Corporation to redeem or purchase Debt Securities of such series, at the option of the Corporation or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the series may be so redeemed or purchased, in whole or in part; (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Debt Securities of such series shall be issuable; (9) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof; (10) the currency, currencies or currency units in which payment of the principal of (and premium, if any, on) and any interest on any Debt Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the applicable Indenture; (11) if the principal of (and premium, if any, on) or any interest on the Debt Securities of the series is to be payable, at the election of the Corporation or a holder thereof, in one or more currencies or currency units, other than that or those in which the Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any, on) and any interest on Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (12) if the amount of payments of principal of (and premium, if any, on) or any interest on the Debt Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined; (13) whether the Debt Securities will be issued in book-entry only form; (14) the identification or method of selection of any interest rate calculation agents, exchange rate calculation agents or other agents with respect to Debt Securities of such series; (15) if either or both of Section 14.02 (defeasance) or Section 14.03 (covenant defeasance) of the applicable Indenture do not apply to the Debt Securities of the series; (16) any provisions relating to the extension of maturity of, or the renewal of, Debt Securities of such series; and (17) any other terms of the Debt Securities of such series (which terms shall not be inconsistent with the provisions of the applicable Indenture).

     The ability of NationsBank to make payments of principal of (and premium, if any, on) and any interest on the Debt Securities may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "NATIONSBANK CORPORATION -- Supervision and Regulation."

     Neither the Senior Indenture nor the Subordinated Indenture contains provisions that would provide protection to holders of Debt Securities against a decline in credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness or similar restructurings by the Corporation. If credit quality declines as a result of such an event, or otherwise, the ratings of any Debt Securities then outstanding may be withdrawn or downgraded.


Conversion

     The Debt Securities of any series may be convertible, at the option of the holder or the Corporation, into Preferred Stock, Depositary Shares, Common Stock or other Debt Securities if the Prospectus Supplement relating to such series of Debt Securities so provides. In such case, such Prospectus Supplement will set forth (i) the period(s) during which such conversion may be elected;
(ii) the conversion price payable and the number of shares or amount of Preferred Stock, Depositary Shares, Common Stock or other Debt Securities purchaseable upon conversion, and adjustments thereto, if any, in certain events; (iii) the procedures for electing such conversion; and (iv) all other terms for such conversion (which terms shall not be inconsistent with the provisions of the applicable Indenture).


Exchange, Registration and Transfer

     At the option of the holder, subject to the terms of the applicable Indenture, Debt Securities of any series (other than Debt Securities issued in book-entry form) will be exchangeable for other Debt Securities of the same series and of an equal aggregate principal amount and tenor of any authorized denominations.

     Debt Securities of a series may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent of the Corporation designated and maintained for such purpose with respect to such Debt Securities pursuant to the terms of the applicable Indenture, as referred to in an applicable Prospectus Supplement. Such transfer or exchange will be effected upon the Security Registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities.

     The Corporation shall not be required to (i) issue, exchange or register the transfer of any Debt Security of any series to be redeemed for a period of 15 days next preceding any selection of such Debt Securities to be redeemed; or
(ii) exchange or register the transfer of any Debt Security so selected, called or being called for redemption, except the unredeemed portion of any Debt Security being redeemed in part.

     For a discussion of restrictions on the exchange, registration and transfer of Global Securities (hereinafter defined), see "REGISTRATION AND SETTLEMENT."


Payment and Paying Agents

     Unless otherwise indicated in an applicable Prospectus Supplement, principal of (and premium, if any, on) and any interest on Debt Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents as the Corporation may designate from time to time pursuant to the applicable Indenture, except that, at the option of the Corporation, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any interest payment date generally will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest payment date. For a discussion of payment of principal and any premium or interest with respect to Global Securities, see "REGISTRATION AND SETTLEMENT."

     The Corporation initially has designated the principal corporate trust offices of the Senior Trustee and the Subordinated Trustee in the City of New York as the places where the Senior Debt Securities and Subordinated Debt Securities, respectively, may be presented for payment. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. Any other paying agents designated by the Corporation for the Debt Securities of each series will be named in an applicable Prospectus Supplement.



Subordination

     The Subordinated Debt Securities are subordinate and subject, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation. "Senior Indebtedness" is defined by the Subordinated Indenture as any indebtedness for money borrowed (including all indebtedness of the Corporation for borrowed and purchased money of the Corporation, all obligations of the Corporation arising from off-balance sheet guarantees by the Corporation and direct credit substitutes, and obligations of the Corporation associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date of execution of the Subordinated Indenture, or is thereafter created, incurred or assumed, for the payment of which the Corporation is at the time of determination responsible or liable as obligor, guarantor or otherwise, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, other than the Subordinated Debt Securities or any other indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of the Corporation. The Prospectus Supplement relating to each series of Subordinated Debt Securities will set forth the aggregate amount of then outstanding Senior Indebtedness of the Corporation and any limitation on the issuance of additional Senior Indebtedness.

     No payment on account of principal of (and premium, if any, on) or any interest on the Subordinated Debt Securities shall be made, and no Subordinated Debt Securities shall be purchased, either directly or indirectly, by the Corporation or any of its subsidiaries, if any default or event of default with respect to any Senior Indebtedness shall have occurred and be continuing and the Corporation and the Subordinated Trustee shall have received written notice thereof from the holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness (or the representative or representatives of such holders) or the Subordinated Trustee shall have received written notice thereof from the Corporation.

     In the event that any Subordinated Debt Security is declared due and payable before the date specified therein as the fixed date on which the principal thereof is due and payable pursuant to the Subordinated Indenture, or upon any payment or distribution of assets of the Corporation of any kind or character to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Corporation, all principal of (and premium, if any, on) and any interest due or to become due upon all Senior Indebtedness shall first be paid in full before the holders of the Subordinated Debt Securities (the "Subordinated Debt Holders"), or the Subordinated Trustee, shall be entitled to retain any assets (other than shares of stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Subordinated Debt Securities, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), so paid or distributed in respect of the Subordinated Debt Securities (for principal or interest, if any). Upon such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities (other than shares of stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Subordinated Debt Securities, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), to which the Subordinated Debt Holders or the Subordinated Trustee would be entitled, except for the subordination provisions of the Subordinated Indenture, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Subordinated Debt Holders or the Subordinated Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Subordinated Debt Holders or to the Subordinated Trustee.

     Subject to the payment in full of all Senior Indebtedness, the Subordinated Debt Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Corporation which, by its express terms, ranks on a parity with the Subordinated Debt Securities and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation applicable to the Senior Indebtedness until the Subordinated Debt Securities shall be paid in full.


Sale or Issuance of Capital Stock of Banks

     The Senior Indenture prohibits the issuance, sale or other disposition of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions: (a) sales of directors' qualifying shares; (b) sales or other dispositions for fair market value, if, after giving effect to such disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, the Corporation would own directly or indirectly not less than 80% of each class of the capital stock of such Principal Subsidiary Bank (or any successor corporation thereto); (c) sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction; (d) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, shares of the same class and (ii) immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of each class of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional shares; (e) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional securities convertible into shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, securities of the same class and (ii) immediately after such sale the Corporation owns, directly or indirectly, at least as great a percentage of each class of such securities convertible into shares of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional securities; (f) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional options, warrants or rights to subscribe for or purchase shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, options, warrants or rights, as the case may be, of the same class and (ii) immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of each class of such options, warrants or rights, as the case may be, to subscribe for or purchase shares of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional options, warrants or rights; or (g) any issuance of shares of capital stock, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, to the Corporation or a wholly owned subsidiary of the Corporation.

     A Principal Subsidiary Bank is defined in the Senior Indenture as any Bank (other than NationsBank of Delaware, National Association) with total assets equal to more than 10% of the Corporation's total consolidated assets.


Waiver of Covenants

     Under the terms of either Indenture, compliance with certain covenants or conditions of such Indenture may be waived by the holders of a majority in principal amount of the Debt Securities of all series to be affected thereby and at the time outstanding under that Indenture (including, in the case of holders of Senior Debt Securities, the covenant described above).


Modification of the Indentures

     Each Indenture contains provisions permitting the Corporation and the applicable Trustee to modify such Indenture or the rights of the holders of Debt Securities thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of all series at the time outstanding under that Indenture and to be affected thereby (voting as one class), except that no such modification shall (a) extend the fixed maturity of, reduce the principal amount or redemption premium, if any, of, or reduce the rate of or extend the time of payment of interest on, any Debt Security without the consent of the holder of each security so affected, or (b) reduce the aforesaid percentage of Debt Securities, the consent of holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under that Indenture. Each Indenture also provides that the Corporation and the respective Trustee may, from time to time, execute supplemental indentures in certain limited circumstances without the consent of any holders of outstanding Debt Securities.

     Each Indenture provides that in determining whether the holders of the requisite principal amount of the Debt Securities outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable at such time upon an event of default, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent on the date of original issuance of such Debt Security.


Meetings and Action by Securityholders

     Each Indenture contains provisions for convening meetings of the holders of Debt Securities for certain purposes. A meeting may be called at any time by the Trustee in its discretion and shall be called by the Trustee upon request by the Corporation or the holders of at least 10% in aggregate principal amount of the Debt Securities outstanding of such series, in any case upon notice given in accordance with "Notices" below. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the applicable Indenture, or such other action taken in accordance with the terms of the applicable Indenture, will be binding on all holders of Debt Securities of that series.


Defaults and Rights of Acceleration

     An Event of Default is defined in the Subordinated Indenture generally as bankruptcy of the Corporation under Federal bankruptcy laws. An Event of Default is defined in the Senior Indenture generally as (i) the Corporation's failure to pay principal (or premium, if any) when due on any securities of a series; (ii) the Corporation's failure to pay interest on any securities of a series, within 30 days after the same becomes due; (iii) the Corporation's breach of any of its other covenants contained in the Senior Debt Securities or the Senior Indenture, which breach is not cured within 90 days after written notice to the Corporation by the Senior Trustee, or to the Corporation and the Senior Trustee by the holders of at least 25% in principal amount of all Senior Debt Securities then outstanding under the Senior Indenture and affected thereby; and (iv) certain events involving the bankruptcy, insolvency or liquidation of the Corporation.

     Each Indenture provides that if an Event of Default under the respective Indenture occurs and is continuing, either the respective Trustee or the holders of 25% in principal amount (or, if any such Debt Securities are Original Issue Discount Debt Securities, such lesser amounts as may be described in an applicable Prospectus Supplement) of the Debt Securities then outstanding under that Indenture (or, with respect to an Event of Default under the Senior Indenture due to a default in the payment of principal (or premium, if any) or interest or performance of any other covenant, the outstanding Debt Securities of all series affected by such default) may declare the principal amount of all of such Debt Securities to be due and payable immediately. Payment of principal of the Subordinated Debt Securities may not be accelerated in the case of a default in the payment of principal (or premium, if any) or interest or the performance of any other covenant of the Corporation. Upon certain conditions a declaration of an Event of Default may be annulled and past defaults may be waived by the holders of a majority in principal amount of the Debt Securities then outstanding (or of such series affected, as the case may be).


Collection of Indebtedness, etc.

     Each Indenture also provides that in the event of a failure by the Corporation to make payment of principal of (and premium, if any, on) or any interest on the Debt Securities (and, in the case of payment of interest, such failure to pay shall have continued for 30 days) and upon the demand of the respective Trustee, the Corporation will pay to such Trustee, for the benefit of the holders of the Debt Securities, the amount then due and payable on the Debt Securities for principal and interest, with interest on the overdue principal and, to the extent payment of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Debt Securities. Each Indenture further provides that if the Corporation fails to pay such amount forthwith upon such demand, the respective Trustee may, among other things, institute a judicial proceeding for the collection thereof. However, each Indenture provides that notwithstanding any other provision of the Indenture, the holder of any Debt Security shall have the right to institute suit for the enforcement of any payment of principal of (and premium, if any, on) and any interest on such Debt Security on the respective stated maturities expressed in such Debt Security and that such right shall not be impaired without the consent of such holder.

     The holders of a majority in principal amount of the Debt Securities then outstanding under an Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under that Indenture, provided that the holders shall have offered to the Trustee reasonable indemnity against expenses and liabilities. Each Indenture requires the annual filing by the Corporation with the respective Trustee of a certificate as to the absence of default and as to compliance with the terms of that Indenture.


Notices

     Except as otherwise provided in the applicable Indenture, notices to holders of Debt Securities will be given by first-class mail to the addresses of such holders as they appear in the Security Register.


Concerning the Trustees

     The Corporation and the Banks have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and First Trust of New York, National Association, and their affiliated entities in the ordinary course of business. Each of the Trustees also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.


                          REGISTRATION AND SETTLEMENT

DTC

     If so specified in an applicable Prospectus Supplement, all or any portion of the Debt Securities of a series may be issued in book-entry form represented by one or more global Debt Securities in registered form (each, a "Global Security"). Unless otherwise specified in such Prospectus Supplement, each such Global Security will be held through The Depository Trust Company ("DTC"), as depositary, and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. is expected to be the holder of record of the Debt Securities.

     Under the book-entry system of DTC, purchases of Debt Securities of a series represented by a Global Security must be made by or through persons that have accounts with DTC ("DTC Participants") or persons that may hold interests through DTC Participants ("Indirect Participants"). Upon the issuance and deposit of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of DTC Participants. The accounts to be credited will be designated by the underwriters or agents of such Debt Securities (or by the Corporation, if such Debt Securities are offered and sold directly by the Corporation). The ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of Indirect Participants) and Indirect Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

     So long as DTC or its nominee is the registered holder of a Global Security, DTC or its nominee, as applicable, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, in order to exercise any rights of a holder of the Debt Securities under the applicable Indenture, each person owning a beneficial interest in the Global Security representing such Debt Securities must rely on the procedures of DTC or, if such person is not a DTC Participant, on the procedures of the DTC Participant and, if applicable, the Indirect Participant, through which such person owns its interest.

     So long as DTC or its nominee is the registered holder of a Global Security, Debt Securities of the series represented by such Global Security will trade in DTC's Same Day Fund Settlement System, and secondary market trading activity in such Debt Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in such Debt Securities.

     Except as otherwise provided herein, DTC or its nominee, as applicable, as the registered holder of a Global Security shall be the only person entitled to receive payments from the Corporation with respect to Debt Securities of the series represented by such Global Security. Accordingly, payments of principal of (and premium, if any, on) and any interest on individual Debt Securities of the series represented by such a Global Security will be made by the Corporation only to DTC or its nominee, as applicable. DTC has advised the Corporation that it is DTC's practice to credit DTC Participants' accounts on the payment date in accordance with their respective holdings with respect to a Global Security as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by DTC Participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held in "street name." Such instructions will be the responsibility of such DTC Participant and not of DTC, the Corporation or any underwriter or agent for the Debt Securities of the series represented by such Global Security, subject to any statutory or regulatory requirements as may be in effect from time to time. The Corporation will in every case be discharged by payment to, or to the order of, DTC or its nominee, as applicable, as the registered holder of such Global Security, of the amount so paid. Each of the persons shown in the records of DTC or its nominee as an owner of a beneficial interest in such Global Security must look solely to DTC or its nominee, as the case may be, for its share of any such payment so made by the Corporation. Neither the Corporation, the Trustee for the Debt Securities of the series represented by such Global Security, any paying agent or authenticating agent for such Debt Securities nor the Security Registrar or transfer agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Security representing such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     DTC has advised the Corporation as follows: DTC is a limited-purpose trust company organized under New York law, a "banking organization" within the meaning of New York law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as in effect in the state of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the

1934 Act. DTC was created to hold securities deposited by DTC Participants and to facilitate the clearance and settlement of securities transactions among DTC Participants in such securities through electronic computerized book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. Direct Participants in DTC include securities brokers and dealers, banks (including certain subsidiaries of the Corporation), trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) have ownership interests in DTC. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to DTC's book-entry system is also available to Indirect Participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The rules applicable to DTC and DTC Participants are on file with the Commission.

     To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of securities deposited with it; DTC's records reflect only the identity of the DTC Participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to securities held by DTC. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     DTC can act only on behalf of DTC Participants, who in turn act on behalf of Indirect Participants. Owners of beneficial interests in a Global Security that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of such interests may do so only through DTC Participants and Indirect Participants. In addition, the ability of owners of beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system may be limited due to the lack of certificates for the Debt Securities of the series represented by such Global Security.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in Global Securities among DTC Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     If DTC is at any time unwilling, unable or ineligible to continue as a depositary with respect to Debt Securities of a particular series and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue Debt Securities of the series in certificated form in exchange for beneficial interests in the Global Security representing such Debt Securities. In addition, the Corporation may at any time determine not to have Debt Securities of a series represented by Global Securities and, in such event, will issue Debt Securities of the series in certificated form in exchange for beneficial interests in the Global Security representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in certificated form of a note or notes representing such Debt Securities equal in principal amount to such beneficial interest and to have such note or notes registered in its name. Unless otherwise specified in the applicable Prospectus Supplement, any notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple in excess thereof and will be issued in registered form only, without coupons.


Cedel Bank and Euroclear

     If so specified in the applicable Prospectus Supplement, Debt Securities of a series to be issued in book-entry form and to be sold or traded in Europe may be represented by one or more Global Securities held through Cedel Bank, soci-t- anonyme ("Cedel Bank") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator" or "Euroclear"). Cedel Bank and Euroclear will hold omnibus positions on behalf of Cedel Bank Participants and Euroclear Participants

(each as defined herein), respectively, on the books of their respective depositaries (each, a "Depositary"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits for securities in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, and will be dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC.

     Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants consist of recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions now may be settled by Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Brussels branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relations with persons holding through Euroclear Participants.

     Distributions with respect to Debt Securities of a series held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. The applicable Prospectus Supplement with respect to a series of Debt Securities held through Cedel Bank or Euroclear will set forth certain income tax consequences to foreign investors. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of Debt Securities under the applicable Indenture on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its respective Depositary's ability to effect such actions on its behalf through DTC.

     Although Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of applicable Debt Securities among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.


                                 LEGAL OPINIONS

     The legality of the Debt Securities will be passed upon for the Corporation by Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina, and for the underwriters or agents by Stroock & Stroock & Lavan LLP, New York, New York. As of the date of this Prospectus, certain members of Smith Helms Mulliss & Moore, L.L.P. beneficially own approximately 50,000 shares of the Corporation's Common Stock.


                                    EXPERTS

     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The supplemental consolidated financial statements of Boatmen's Bancshares, Inc. at December 31, 1995 and 1994, and for the three years ended December 31, 1995, incorporated herein by reference from the Corporation's Current Report on Form 8-K filed on September 6, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and Prospectus in connection with the offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or by the Underwriters. Neither the delivery of this Prospectus Supplement or Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Corporation since the date hereof. This Prospectus Supplement and Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
                       --------------------------------
                               TABLE OF CONTENTS

               Prospectus Supplement                Page
                                                    ---
   Description of the Notes ....................    S-2
   Recent Developments .........................    S-2
   Capitalization ..............................    S-5
   Ratios of Earnings to Fixed Charges .........    S-5
   Selected Financial Data .....................    S-6
   Registration and Settlement .................    S-7
   Certain United States Federal Income
      Tax Consequences to Foreign
      Investors ................................    S-9
   Underwriting ...................... .........    S-10
                Prospectus
   Incorporation of Certain Documents by
      Reference ................................    2
   Available Information .......................    2
   NationsBank Corporation .....................    3
   Use of Proceeds .............................    6
   Ratios of Earnings to Fixed Charges .........    6
   Plan of Distribution ........................    7
   Description of Debt Securities ..............    8
   Registration and Settlement .................   14
   Legal Opinions ..............................   18
   Experts .....................................   18


                                 $300,000,000


                    (NationsBank logo appears here)




                           6.60% Subordinated Notes,
                                   due 2010




                       --------------------------------
                             PROSPECTUS SUPPLEMENT

                       --------------------------------


                     NationsBanc Montgomery Securities LLC
                              Merrill Lynch & Co.
                              Salomon Smith Barney




                                 April 28, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         [Alternate Page--Debt]

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 19, 1996)

                                  $300,000,000

                    (NationsBank Logo appears here)




                      6.60% Subordinated Notes, due 2010
                                 -------------
     Interest on the 6.60% Subordinated Notes, due 2010 (the "Notes") will be payable by NationsBank Corporation ("NationsBank" or the "Corporation") semiannually on May 15 and November 15, commencing November 15, 1998. The Notes will mature on May 15, 2010 and are not redeemable prior to maturity. The Notes are subordinated in right of payment to all existing or future Senior Indebtedness (as defined herein) of the Corporation. The Notes will not be listed on any securities exchange.

     The Notes will be issued in book-entry only form and will be represented by one or more global securities (the "Global Notes") registered in the name of The Depository Trust Company, as depositary ("DTC"), or its nominee. Except as described herein, the Notes will not be issued in definitive form. The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Settlement of the Notes will be made in immediately available funds. So long as the Notes are represented by Global Notes registered in the name of DTC, the Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in the Notes will therefore settle in immediately available funds.


                                 -------------
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR DEPOSITS, ARE NOT OBLIGATIONS OF
  OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF THE CORPORATION, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY, AND INVOLVE
           INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                                 -------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
  CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------
THIS PROSPECTUS SUPPLEMENT IS TO BE USED BY NATIONSBANC MONTGOMERY
     SECURITIES LLC ("NMS"), A BROKER-DEALER AND A DIRECT WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, IN CONNECTION WITH OFFERS AND SALES
      RELATED TO SECONDARY MARKET TRANSACTIONS IN THE NOTES.
        NMS OR ITS AFFILIATES MAY ACT AS PRINCIPAL OR AGENT IN
SUCH TRANSACTIONS. ANY SUCH SALES WILL BE MADE AT NEGOTIATED PRICES RELATING TO
          PREVAILING MARKET PRICES AT THE TIME OF SALE OR OTHERWISE.

                                 -------------
                     NationsBanc Montgomery Securities LLC
                                 -------------
           The date of this Prospectus Supplement is April 28, 1998.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. SEE "UNDERWRITING."


                            DESCRIPTION OF THE NOTES

     The information herein concerning the Notes should be read in conjunction with the statements under "DESCRIPTION OF DEBT SECURITIES" in the accompanying Prospectus.


General

     The Notes will be issued in the aggregate principal amount of $300,000,000 under an Indenture (the "Indenture") dated as of January 1, 1995 between the Corporation and The Bank of New York, as trustee, as set forth in the Prospectus. The Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. The Notes constitute a single series of debt securities under the Indenture, unsecured, subordinate and junior in right of payment to all Senior Indebtedness (as described in the Prospectus) of the Corporation. The Notes will bear interest from May 4, 1998 at the annual rate specified on the cover page of this Prospectus Supplement. Interest on the Notes will be payable semiannually in arrears on each May 15 and November 15, commencing November 15, 1998. The record date for the interest payable shall be the close of business on the last day of the calendar month preceding each interest payment date.

     There is no right of acceleration of the payment of principal of the Notes upon a default in the payment of principal of or interest on such Notes or in the performance of any covenant of the Corporation contained in the Indenture. Payment of the principal of the Notes may be accelerated only in the case of the bankruptcy of the Corporation. See "DESCRIPTION OF DEBT SECURITIES -- Defaults and Rights of Acceleration" in the accompanying Prospectus.

     If any interest payment date falls on a day that is not a Business Day, payment of such interest may be made on the next succeeding Business Day. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of principal will be made on the next succeeding Business Day as if it were made on the date such payment was due and no interest will accrue for the period after the stated maturity date. The term "Business Day" with respect to any Note means any day, other than a Saturday or Sunday or a legal holiday in New York, New York or Charlotte, North Carolina, that is not a day on which banking institutions in New York, New York, or Charlotte, North Carolina are authorized or required by law or regulation to be closed. Initially, the Corporation will make payments of principal and interest at the office of The Bank of New York, 101 Barclay Street, New York, New York 10286, as authenticating and paying agent. The Notes will mature on May 15, 2010 and are not redeemable prior to maturity. No sinking fund is provided for the Notes. There is no limitation in the Indenture on the amount of Senior Indebtedness or other obligations which may be issued by the Corporation.


                              RECENT DEVELOPMENTS

Merger Agreement with BankAmerica Corporation

     BankAmerica Corporation, a Delaware corporation ("BankAmerica"), and NationsBank, each registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Reorganization on April 10, 1998 (the "Merger Agreement") under which (i) NationsBank will form a new Delaware subsidiary ("NationsBank (DE)") and will merge (the "Reincorporation Merger") with and into NationsBank (DE), with NationsBank (DE) as the surviving corporation in the Reincorporation Merger, and (ii) BankAmerica will thereafter merge (the "Merger," and together with the Reincorporation Merger, the "Reorganization") with and into NationsBank (DE), with NationsBank (DE) as the surviving corporation in the Merger. Following the Reorganization, the name of the surviving corporation will be BankAmerica Corporation. In connection with the Merger Agreement, BankAmerica and NationsBank have also entered into cross stock option agreements, each dated April 10, 1998. Each of these options, if exercised by the respective grantee, is intended to provide the grantee with the right to acquire approximately 19.9% of the total number of the grantor's shares then issued and outstanding.

     In accordance with the terms of the Merger Agreement, (i) with respect to the capital stock of NationsBank, (A) each share of the common stock, without par value, of NationsBank ("NationsBank Common Stock") will be converted into one share of the common stock, without par value, of NationsBank (DE) ("NationsBank (DE) Common Stock"), and (B) each share of the preferred stock of NationsBank will be converted into the right to receive one share of the preferred stock of NationsBank (DE) on substantially identical terms, and (ii) with respect to the capital stock of BankAmerica, (Y) each share of the common stock, par value $1.5625, of BankAmerica ("BankAmerica Common Stock") will be converted into the right to receive 1.1316 shares of NationsBank (DE) Common Stock, and (Z) each share of the preferred stock of BankAmerica will be converted into the right to receive one share of the preferred stock of NationsBank (DE) on substantially identical terms. Following consummation of the Reorganization, NationsBank shareholders will retain their existing shares of NationsBank Common Stock, which will automatically be deemed to represent shares of NationsBank (DE) Common Stock.

     At the effective time of the Reorganization, all rights with respect to NationsBank Common Stock and BankAmerica Common Stock pursuant to stock options outstanding at such effective time, whether or not then exercisable, shall be converted into and shall become rights with respect to NationsBank (DE) Common Stock on otherwise substantially similar terms.

     The Reorganization is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

     Consummation of the Reorganization is subject to various conditions, including: (i) approval of the Merger Agreement and the Reorganization by the stockholders of each of the parties thereto; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities as necessary; (iii) receipt by each of BankAmerica and NationsBank of an opinion of counsel in reasonably satisfactory form as to the tax treatment of certain aspects of the Reorganization; (iv) the registration pursuant to the Securities Act of 1933, as amended, of the shares of NationsBank (DE) Common Stock to be issued in the Reorganization; (v) receipt by each of BankAmerica and NationsBank of a letter from their respective independent public accountants, to the effect that the Reorganization will qualify for pooling-of-interests accounting treatment; and
(vi) satisfaction or waiver of certain other conditions.

     For additional information regarding the BankAmerica Merger, see the Corporation's Current Report on Form 8-K filed April 17, 1998 (amended by Form 8-K/A dated April 24, 1998) incorporated herein by reference.


Issuance of Additional Notes

     On April 28, 1998, the Corporation entered into an underwriting agreement with various underwriters for the public sale of $500,000,000 aggregate principal amount of its 6 3/8% Senior Notes, due 2005 (the "Additional Notes"). The Additional Notes are expected to be issued on May 4, 1998. The Notes and the Additional Notes constitute separate series of debt securities. The sale of the Notes is not contingent upon the sale of the Additional Notes.


Recent NationBank Financial Information

     First quarter 1998 net income for NationsBank was $497 million, or $.52 per share, which included $642 million in non-recurring, after-tax merger and restructuring items resulting from the merger with Barnett Banks, Inc. ("Barnett") completed January 9, 1998 (the "Barnett Merger"). Excluding the merger and restructuring items, operating earnings were $1.14 billion, or $1.20 per share. 1997 first quarter net income was $855 million, or $.90 per share.

     Taxable-equivalent net interest income of $2.56 billion in the first quarter of 1998 represented a 5% increase compared to $2.44 billion in the same period of 1997.

     Noninterest income in the first quarter of 1998 was $1.78 billion, or 34% higher than $1.32 billion in the comparable 1997 quarter.

     First quarter noninterest expense was $2.45 billion compared to first quarter 1997 noninterest expense of $2.23 billion.

     The provision for credit losses increased to $265 million in the first quarter of 1998 from $222 million in the first quarter of 1997.

     Net charge-offs were $277 million in the first quarter of 1998, or .63% of average net loans, leases and factored accounts receivable, compared to $215 million, or .49% of average levels, in the first quarter of 1997. The allowance for credit losses was $3.25 billion at March 31, 1998, or 1.81% of net loans, leases and factored accounts receivable, compared to $3.28 billion, or 1.85% of net loans, leases and factored accounts receivable, at December 31, 1997. The allowance represented 234% of nonperforming loans at March 31, 1998 compared to 270% at December 31, 1997.

     Total nonperforming assets were $1.54 billion at March 31, 1998, or .86% of net loans, leases, factored accounts receivable and foreclosed properties, compared to $1.36 billion, or .77%, at December 31, 1997.

     Average deposits were $167.53 billion in the first quarter of 1998 compared to $168.13 billion in the same period in 1997.

     Average earning assets were $271.19 billion for the first quarter of 1998, of which net loans and leases were $176.70 billion and securities were $49.43 billion, compared to average earning assets of $245.10 billion for the first quarter of 1997.

     Total shareholders' equity increased to $25.22 billion at March 31, 1998, or 8.02% of total assets, from $24.75 billion, or 7.97% of total assets, at December 31, 1997. Return on average common shareholders' equity was 8.28% in the first quarter of 1998, down from 14.69% in the year ago quarter due primarily to the merger and restructuring items. Excluding the merger and restructuring items, return on average common shareholders' equity was 19.01%.

     At March 31, 1998, the Corporation's Tier 1 and total risk-based capital ratios were 6.80% and 11.19%, respectively. The Corporation's leverage ratio was 5.64% at March 31, 1998.

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of the Corporation and its subsidiaries as of December 31, 1997 and as adjusted to give effect to (i) the issuance of the Notes and the Additional Notes; and (ii) the issuance and the maturity of certain of the Corporation's and its subsidiaries' notes during the period beginning January 1, 1998 through the date of this Prospectus Supplement.


                                                                                 NationsBank      As
                                                                                    Actual     Adjusted
                                                                                ------------- ---------
                                                                                 (Amounts in millions)
LONG-TERM DEBT (1):
Senior debt
 NationsBank Corporation ......................................................    $11,345     $11,101
 6 3/8% Senior Notes, due 2005 (3) ............................................         --         500
 Subsidiaries (2) .............................................................      9,485      10,499
                                                                                   -------     -------
   Total senior debt ..........................................................     20,830      22,100
                                                                                   -------     -------
Subordinated debt
 NationsBank Corporation ......................................................      7,069       7,890
 6.60% Subordinated Notes, due 2010 ...........................................         --         300
 Subsidiaries (2) .............................................................        308         308
                                                                                   -------     -------
   Total subordinated debt ....................................................      7,377       8,498
                                                                                   -------     -------
   Total long-term debt .......................................................     28,207      30,598
                                                                                   -------     -------
Guaranteed Preferred Beneficial Interests in Corporation's
 Junior Subordinated Notes (4) ................................................      2,705       2,705
SHAREHOLDERS' EQUITY:
Preferred stock, authorized -- 45,000,000 shares; issued -- 2,209,784 shares ..         94          94
Common stock, authorized -- 1,250,000,000 shares; issued -- 943,932,530 shares       9,779       9,779
Retained earnings .............................................................     14,592      14,592
Other, including loan to ESOP trust ...........................................        282         282
                                                                                   -------     -------
   Total shareholders' equity .................................................     24,747      24,747
                                                                                   -------     -------
                                                                                   $55,659     $58,050
                                                                                   =======     =======

---------
(1) On January 9, 1998, the Corporation completed the Barnett Merger. On April 16, 1998, the Corporation filed a Current Report on Form 8-K containing restated consolidated financial statements of the Corporation reflecting the Barnett Merger (accounted for as a pooling of interests.)

(2) These obligations are direct obligations of certain of the subsidiaries of NationsBank and, as such, constitute claims against such subsidiaries prior to the Corporation's equity interest therein.

(3) The sale of the Notes is not contingent on the sale of the Additional Notes, which is also expected to close on May 4, 1998.

(4) The line item "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Notes" reflects the issuance of $2,715 million aggregate liquidation amount of preferred undivided beneficial interests in seven wholly owned grantor trusts. The sole assets of the trusts are junior subordinated notes of the Corporation.

     As of December 31, 1997, the Corporation had $2.9 billion of commercial paper and other short-term notes payable outstanding. At December 31, 1997, the Corporation had unused lines of credit aggregating $1.5 billion, principally to support commercial paper borrowings. The commercial paper program for Barnett was discontinued after the Barnett Merger; therefore, information regarding that program is not included with this description of the Corporation's commercial paper program.


                      RATIOS OF EARNINGS TO FIXED CHARGES

   The following are the consolidated ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 1997:



                                                            Year Ended
                                                           December 31,
                                           --------------------------------------------
                                             1997     1996     1995     1994     1993
                                           -------- -------- -------- -------- --------
 Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits ......... 2.0      2.0      1.8      2.0      2.6
  Including interest on deposits ......... 1.5      1.5      1.4      1.5      1.6

                            SELECTED FINANCIAL DATA

     The following selected financial data for the five years ended December 31, 1997 are derived from financial statements of the Corporation audited by Price Waterhouse LLP, independent accountants.


                                                                            Year Ended December 31,
                                                                           -------------------------
                                                                               1997         1996
                                                                           ------------ ------------
                                                                             (Amounts in millions
                                                                               except per share
                                                                            information and ratios)
Income statement
 Interest income .........................................................  $  19,687    $  16,832
 Interest expense ........................................................      9,970        8,608
 Net interest income (taxable-equivalent) ................................      9,848        8,335
 Net interest income .....................................................      9,717        8,224
 Provision for credit losses .............................................        954          760
 Gains (losses) on sales of securities ...................................        155           86
 Noninterest income ......................................................      5,929        4,408
 Foreclosed properties expense ...........................................          9           21
 Merger and restructuring items ..........................................        374          118
 Other noninterest expense ...............................................      9,234        7,283
 Income before taxes and effect of change in method of
  accounting for income taxes ............................................      5,230        4,536
 Income tax expense ......................................................      1,898        1,597
 Income before effect of change in method of
  accounting for income taxes ............................................      3,332        2,939
 Effect of change in method of accounting for income taxes ...............         --           --
 Net income ..............................................................      3,332        2,939
 Net income available to common shareholders .............................      3,321        2,922
 Net income (excluding merger and restructuring items) ...................      3,596        3,016
 Average common shares issued (in thousands) .............................    941,992      820,945
Per common share
 Earnings before effect of change in method of accounting
  for income taxes .......................................................  $   3.53     $   3.56
 Earnings ................................................................      3.53         3.56
 Earnings (excluding merger and restructuring items) .....................      3.81         3.65
 Diluted earnings ........................................................      3.44         3.50
 Diluted earnings (excluding merger and restructuring items) .............      3.71         3.59
 Cash dividends paid .....................................................      1.37         1.20
 Shareholders' equity (period-end) .......................................     26.15        21.23
Balance sheet (period-end)
 Total loans, leases and factored accounts receivable,
  net of unearned income .................................................    176,778      153,041
 Total assets ............................................................    310,554      226,949
 Total deposits ..........................................................    173,643      140,329
 Long-term debt ..........................................................     28,890       24,212
 Common shareholders' equity .............................................     24,684       16,956
 Total shareholders' equity ..............................................     24,747       17,079
Performance ratios
 Return on average assets ................................................      1.16%        1.22%
 Return on average assets (excluding merger and restructuring items) .....      1.25         1.25
 Return on average common shareholders' equity (1) .......................     14.12        17.74
 Return on average common shareholders' equity
  (excluding merger and restructuring items) (1) .........................     15.25        18.21
 Efficiency ratio ........................................................     58.5         57.1
 Total equity to total assets ............................................      7.97         7.53
Risk-based capital ratios (period-end) (2)
 Tier 1 ..................................................................      6.50         7.76
 Total ...................................................................     10.89        12.66
 Leverage capital ratio ..................................................      5.57         7.09
Cash basis financial data (3)
 Earnings per common share ...............................................  $   4.06     $   3.78
 Earnings per common share (excluding merger and restructuring
  items) .................................................................      4.34         3.87
 Diluted earnings per common share .......................................      3.96         3.71
 Diluted earnings per common share (excluding merger and
  restructuring items) ...................................................      4.23         3.80
 Return on average tangible assets .......................................      1.38%        1.30%
 Return on average tangible assets (excluding merger and
  restructuring items) ...................................................      1.47         1.34
 Return on average tangible common shareholders' equity (1) ..............     27.51        22.31
 Return on average tangible common shareholders' equity
  (excluding merger and restructuring items) (1) .........................     29.41        22.86
 Efficiency ratio ........................................................     55.3         55.7
 Ending tangible equity to tangible assets ...............................      4.73         6.44
Asset quality ratios
 Allowance for credit losses as a percentage of loans, leases and
  factored accounts receivable, net of unearned income (period-end) ......      1.85%        1.82%
 Allowance for credit losses as a percentage of nonperforming loans
  (period-end) ...........................................................    270.05       258.52
 Net charge-offs as a percentage of average loans, leases and factored
  accounts receivable, net of unearned income ............................       .53          .49
 Nonperforming assets as a percentage of net loans, leases, factored
  accounts receivable and foreclosed properties (period-end) .............       .77          .83



                                                                                  Year Ended December 31,
                                                                           -------------------------------------
                                                                               1995         1994        1993
                                                                           ------------ ----------- ------------
                                                                           (Amounts in millions except per share
                                                                                        information
                                                                                        and ratios)
Income statement
 Interest income .........................................................  $  16,186    $ 13,084    $  10,858
 Interest expense ........................................................      8,992       6,239        4,570
 Net interest income (taxable-equivalent) ................................      7,338       6,983        6,423
 Net interest income .....................................................      7,194       6,845        6,288
 Provision for credit losses .............................................        505         384          550
 Gains (losses) on sales of securities ...................................         34         (26)          82
 Noninterest income ......................................................      3,787       3,153        2,702
 Foreclosed properties expense ...........................................         30           5          170
 Merger and restructuring items ..........................................         --          --           30
 Other noninterest expense ...............................................      6,670       6,290        5,703
 Income before taxes and effect of change in method of
  accounting for income taxes ............................................      3,810       3,293        2,619
 Income tax expense ......................................................      1,327       1,115          897
 Income before effect of change in method of
  accounting for income taxes ............................................      2,483       2,178        1,722
 Effect of change in method of accounting for income taxes ...............         --          --          200
 Net income ..............................................................      2,483       2,178        1,922
 Net income available to common shareholders .............................      2,459       2,150        1,894
 Net income (excluding merger and restructuring items) ...................      2,483       2,178        1,942
 Average common shares issued (in thousands) .............................    773,799     782,255      749,122
Per common share
 Earnings before effect of change in method of accounting
  for income taxes .......................................................  $   3.18     $  2.75     $   2.26
 Earnings ................................................................      3.18        2.75         2.53
 Earnings (excluding merger and restructuring items) .....................      3.18        2.75         2.55
 Diluted earnings ........................................................      3.10        2.70         2.48
 Diluted earnings (excluding merger and restructuring items) .............      3.10        2.70         2.51
 Cash dividends paid .....................................................      1.04         .94          .82
 Shareholders' equity (period-end) .......................................     20.59       17.75        16.19
Balance sheet (period-end)
 Total loans, leases and factored accounts receivable,
  net of unearned income .................................................    147,519     131,892      117,937
 Total assets ............................................................    228,852     210,882      196,017
 Total deposits ..........................................................    134,925     135,579      123,747
 Long-term debt ..........................................................     18,966       9,265        9,034
 Common shareholders' equity .............................................     15,933      13,895       12,518
 Total shareholders' equity ..............................................     16,073      14,145       12,853
Performance ratios
 Return on average assets ................................................      1.08%       1.07%        1.00%
 Return on average assets (excluding merger and restructuring items) .....      1.08        1.07         1.01
 Return on average common shareholders' equity (1) .......................     16.91       16.23        15.23
 Return on average common shareholders' equity
  (excluding merger and restructuring items) (1) .........................     16.91       16.23        15.41
 Efficiency ratio ........................................................     60.0        62.1         62.5
 Total equity to total assets ............................................      7.02        6.71         6.56
Risk-based capital ratios (period-end) (2)
 Tier 1 ..................................................................      7.24        7.43         7.41
 Total ...................................................................     11.58       11.47        11.73
 Leverage capital ratio ..................................................      6.27        6.18         6.00
Cash basis financial data (3)
 Earnings per common share ...............................................  $   3.40     $  2.95     $   2.71
 Earnings per common share (excluding merger and restructuring
  items) .................................................................      3.40        2.95         2.73
 Diluted earnings per common share .......................................      3.32        2.90         2.66
 Diluted earnings per common share (excluding merger and
  restructuring items) ...................................................      3.32        2.90         2.68
 Return on average tangible assets .......................................      1.17%       1.15%        1.09%
 Return on average tangible assets (excluding merger and
  restructuring items) ...................................................      1.17        1.15         1.10
 Return on average tangible common shareholders' equity (1) ..............     21.32       19.89        18.56
 Return on average tangible common shareholders' equity
  (excluding merger and restructuring items) (1) .........................     21.32       19.89        18.76
 Efficiency ratio ........................................................     58.4        60.5         61.0
 Ending tangible equity to tangible assets ...............................      6.09        5.81         5.83
Asset quality ratios
 Allowance for credit losses as a percentage of loans, leases and
  factored accounts receivable, net of unearned income (period-end) ......      1.81%       2.04%        2.28%
 Allowance for credit losses as a percentage of nonperforming loans
  (period-end) ...........................................................    304.57      268.16       188.45
 Net charge-offs as a percentage of average loans, leases and factored
  accounts receivable, net of unearned income ............................       .39         .33          .52
 Nonperforming assets as a percentage of net loans, leases, factored
  accounts receivable and foreclosed properties (period-end) .............       .74        1.08         1.89

---------
(1) Average common shareholders' equity does not include the effect of market value adjustments to securities available for sale and marketable equity securities.
[(2) Capital ratios included herein have not been restated to reflect the Barnett Merger. Under regulatory guidelines, Barnett was considered well capitalized on December 31, 1997.
(3) Cash basis calculations exclude intangible assets and the related amortization expense.

                          REGISTRATION AND SETTLEMENT

Same Day Settlement and Payment

     Settlement for the Notes will be made by the Underwriters in immediately available funds. So long as the Notes are represented by Global Notes, all payments of principal and interest will be made by the Corporation in immediately available funds.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing house or next day funds. In contrast, so long as the Notes are represented by Global Notes registered in the name of DTC or its nominee, the Notes will trade in DTC's Same Day Fund Settlement System and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.


Book-Entry System

     The Notes will be issued in book-entry form only and will be represented by one or more Global Notes registered in the name of Cede & Co., as nominee of DTC. Cedel Bank and Euroclear will hold omnibus positions on behalf of Cedel Bank Participants (as described in the Prospectus) and Euroclear Participants (as described in the Prospectus), respectively, through customers' securities accounts in Cedel Bank's and Euroclear's names, respectively, on the books of their respective depositories, which, in turn, will hold such positions on the books of DTC.

     Under the book-entry system of DTC, purchases of Notes must be made by or through persons that have accounts with DTC ("Participants") or persons that may hold interests through Participants ("Indirect Participants"). Upon the issuance and deposit of a Global Note, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Notes represented by such Global Note to the accounts of Participants as designated by the Underwriters. The ownership of beneficial interests in such Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of Participants) and the records of Participants (with respect to interests of Indirect Participants) and Indirect Participants. So long as DTC, or its nominee, is the registered holder of a Global Note, DTC or its nominee will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of such Notes in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such transfer restrictions and such laws may impair the ability to own, transfer or pledge beneficial interests in a Global Note.

     DTC has advised the Corporation as follows: DTC is a limited-purpose trust company organized under New York law, a "banking organization" within the meaning of New York law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities deposited by its Participants and to facilitate the clearance and settlement of securities transactions among Participants in such securities through electronic computerized book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. DTC's direct Participants include securities brokers and dealers (including the Underwriters), banks (including certain subsidiaries of the Corporation), trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) have ownership interests in DTC. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Indirect access to DTC's book-entry system is also available to Indirect Participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of securities deposited with it such as the Notes; DTC's records reflect only the identity of the Participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to securities held by DTC. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants. Owners of beneficial interests in a Global Note that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of such interests may do so only through Participants and Indirect Participants. In addition, the ability of owners of beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system may be limited due to the lack of certificates for the Notes.

     Except as otherwise provided herein, the holder of a Global Note shall be the only person entitled to receive payments with respect to Notes represented by such Global Note. Accordingly, payments of principal of and any interest on individual Notes represented by a Global Note will be made only to DTC or its nominee, as the case may be, as the registered holder of the Global Note representing such Notes. DTC has advised the Corporation that it is DTC's practice to credit Participants' accounts on the payable date in accordance with their respective holdings with respect to a Global Note as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held in "street name." Such instructions will be the responsibility of such Participant and not of DTC, the Underwriters or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. The Corporation will in every case be discharged by payment to, or to the order of, DTC or its nominee, as the holder of such Global Note, of the amount so paid. Each of the persons shown in the records of DTC or its nominee as an owner of a beneficial interest therein must look solely to DTC or its nominee, as the case may be, for its share of any such payment so made by the Corporation. Neither the Corporation, the trustee for the Notes, nor any Paying Agent, Security Registrar or Transfer Agent for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of owners of beneficial interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in Global Notes among its Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     If DTC is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue registered Notes in certificated form in exchange for beneficial interests in each Global Note. In addition, the Corporation may at any time determine not to have Notes represented by Global Notes and, in such event, will issue registered Notes in certificated form in exchange for beneficial interests in Global Notes. In any such instance, an owner of a beneficial interest in a Global Note will be entitled to physical delivery in certificated form of a Note or Notes equal in principal amount to such beneficial interest and to have such Note or Notes registered in its name. Any Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple in excess thereof and will be issued in registered form only, without coupons.

                   CERTAIN UNITED STATES FEDERAL INCOME TAX
                       CONSEQUENCES TO FOREIGN INVESTORS

     Holders of the Notes who are not U.S. Persons (as defined below) must comply with applicable certification requirements in order to receive payments of interest free of applicable withholding taxes. In no event will any payments by the Corporation be increased as a result of any such withholding or other taxes. A holder of a Note that is not a U.S. Person will be subject to the 30% U.S. withholding tax (or in certain cases a 31% backup withholding tax) that generally applies to payments of interest on registered debt issued by U.S. Persons unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such holder of a Note and the U.S. entity required to withhold tax complies with applicable certification requirements, and (ii) such holder of a Note takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Holders of the Notes for which the interest income is not effectively connected with a United States trade or business, that do not own more than 10% of the stock of the Corporation and that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are holders of the Notes and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer files Form W-8. Form 1001 may be filed by the holder of a Note or its agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. A holder of a Note or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) prior to the first interest payment occurring after its acquisition of a Note. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     As used herein, the term "U.S. Person" means a holder of a Note that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity treated as such that is created or organized in or under the laws of the U.S. or of any state thereof (including Washington, D.C.), (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of a connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

     Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from the U.S. federal income tax withholding and provide certain presumptions regarding the status of holders when payment to the holders cannot be reliably associated with appropriate documentation provided to the payer. To avoid backup withholding with respect to payments made after December 31, 1998, holders of Notes will be required to provide certification, if applicable, that complies with the procedures in the Final Withholding Regulations by the first payment date after the effective date of those regulations, subject to certain transitional rules which may extend until December 31, 1999 certifications previously provided in accordance with the currently effective Treasury regulations. Because the application of the Final Withholding Regulations will vary depending on a holder's particular circumstances, all holders are urged to consult their own tax advisors regarding the application of the Final Withholding Regulations to them.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Notes.


                              PLAN OF DISTRIBUTION

     This Prospectus Supplement and related Prospectus are to be used by NationsBanc Montgomery Securities LLC (formerly NationsBanc Capital Markets, Inc.) ("NMS"), a broker-dealer and a direct wholly-owned subsidiary of NationsBank, in connection with offers and sales of the Notes in secondary market transactions at negotiated prices relating to prevailing prices at the time of sale or otherwise. NMS may act as principal or agent in such transactions. Under Section 2720 of the Conduct Rules ("Section 2720") of the National Association of Securities Dealers, Inc. (the "NASD"), when an NASD member, such as NMS, participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of Section 2720. NationsBank is considered to be an "affiliate" (as such term is defined in Section 2720) of NMS. Accordingly, the offer and sale of any Notes by NMS will comply with the requirements of Section 2720 regarding the underwriting of securities of affiliates. In addition, under
Section 2720, no NASD member participating in offers and sales of the Notes may execute a transaction in the Notes in a discretionary account without the specific prior written approval of the member's customer. The offer and sale of the Notes will also comply with any restrictions that may be imposed on NMS by the Board of Governors of the Federal Reserve System.

     NMS has no obligation to make a market in the Notes, and if commenced, may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, NMS may be required to discontinue its market-making activities during periods when the Corporation is seeking to sell certain of its securities or when NMS, such as by means of its ownership by the Corporation, learns of material non-public information relating to the Corporation. NMS would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the Notes. Although other broker-dealers may make a market in the Notes from time to time, there can be no assurance that any other broker-dealer will do so at any time when NMS discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

                     (THIS PAGE INTENTIONALLY LEFT BLANK)

PROSPECTUS
                    (NationsBank Logo appears here)




                                Debt Securities


     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time its unsecured debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"). NationsBank may sell up to $3,000,000,000 in aggregate initial offering price of Debt Securities (or the U.S. dollar equivalent thereof if any of the Debt Securities are denominated in a foreign currency or currency unit), which may be offered, separately or together, in one or more series, in amounts, at prices and on terms to be determined at the time of sale and set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). Pursuant to the terms of the Registration Statement of which this Prospectus constitutes a part, NationsBank may also offer and sell shares of its preferred stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), and shares of its common stock (the "Common Stock"). Any such Preferred Stock, Depositary Shares or Common Stock will be offered and issued pursuant to the terms of a separate Prospectus contained in such Registration Statement. The aggregate amount of Debt Securities that may be offered and sold pursuant hereto is subject to reduction as the result of the sale of any Preferred Stock, Depositary Shares or Common Stock pursuant to such separate Prospectus or at the Corporation's discretion.


     The Senior Debt Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Corporation. The Subordinated Debt Securities will be subordinate in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Corporation.


     The Debt Securities may be denominated in U.S. dollars or in another currency or currency unit (such as the European Currency Unit), and the principal of (and premium, if any, on) or any interest on the Debt Securities may be payable in U.S. dollars or such foreign currency or currency unit. The specific terms of each series of Debt Securities offered pursuant to this Prospectus, including the specific designation, aggregate principal amount, currency or currency unit in which the principal and any premium or interest may be payable, authorized denominations, maturity, any premium, any interest rate (which may be fixed or variable), any interest payment dates, any optional or mandatory redemption terms, any sinking fund provisions, any subordination terms, any terms for conversion (in the event that such series is convertible at the option of the holder or NationsBank into Preferred Stock, Depositary Shares, Common Stock or other Debt Securities), the form of such series, any securities exchange on which such Debt Securities may be listed, and any other terms of such series of Debt Securities will be set forth in the Prospectus Supplement relating to such series.


     The Debt Securities may be sold (i) through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, with such underwriters to be designated at the time of sale; (ii) through agents designated from time to time; or (iii) directly by the Corporation. The names of any underwriters or agents of NationsBank involved in the sale of the Debt Securities, the public offering price or purchase price and any commissions or discounts will be set forth in the applicable Prospectus Supplement or a pricing supplement thereto. The net proceeds to the Corporation from such sale also will be set forth in such Prospectus Supplement or pricing supplement.


     This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.
                                ---------------
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF NATIONSBANK, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT
  AGENCY AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THIS PROSPECTUS AND RELATED PROSPECTUS SUPPLEMENTS ARE TO BE USED BY NATIONSBANC CAPITAL MARKETS, INC., A BROKER-DEALER AND A DIRECT WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK, IN CONNECTION WITH OFFERS AND SALES RELATED TO SECONDARY MARKET TRANSACTIONS IN THE DEBT SECURITIES. NATIONSBANC CAPITAL MARKETS, INC. OR ITS AFFILIATES MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. ANY SUCH SALES WILL BE MADE AT NEGOTIATED PRICES RELATING TO
          PREVAILING MARKET PRICES AT THE TIME OF SALE OR OTHERWISE.

                                ---------------
                       NationsBanc Capital Markets, Inc.
                                ---------------
               The date of this Prospectus is December 19, 1996.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

      (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 as filed March 29, 1996;

      (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 as filed May 10, 1996, June 30, 1996 as filed August 14, 1996, and September 30, 1996 as filed November 13, 1996;

      (c) The Corporation's Current Reports on Form 8-K filed January 12, 1996, February 1, 1996, March 8, 1996, April 17, 1996, May 16, 1996, July 5,
    1996, July 31, 1996, September 6, 1996 (as amended by Form 8-K/A-1 filed September 11, 1996 and Form 8-K/A-2 filed November 13, 1996), September
    20, 1996 (as amended by Form 8-K/A filed September 23, 1996), October 25, 1996, November 14, 1996, December 4, 1996 and December 17, 1996; and

      (d) The description of the Corporation's Common Stock contained in its registration statement filed pursuant to Section 12 of the 1934 Act, as modified by the Corporation's Current Report on Form 8-K filed on September 21, 1994.

     All reports and any definitive proxy or information statements filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to John E. Mack, Senior Vice President and Treasurer, NationsBank Corporation, NationsBank Corporate Center, Corporate Treasury Division, Charlotte, North Carolina 28255. Telephone requests may be directed to (704) 386-5972.


                             AVAILABLE INFORMATION

     NationsBank is subject to the informational requirements of the 1934 Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning NationsBank may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.

                            NATIONSBANK CORPORATION

General

     NationsBank is a multi-bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries (the "Banks") and its various non-banking subsidiaries, NationsBank provides banking and banking-related services, primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank are located at NationsBank Corporate Center in Charlotte, North Carolina 28255. Its telephone number is (704) 386-5000.


Operations

     NationsBank provides a diversified range of banking and certain nonbanking financial services and products through its various subsidiaries. NationsBank manages its business activities through three major business units: the General Bank, Global Finance and Financial Services.

     The General Bank provides comprehensive services in the commercial and retail banking fields, including the origination and servicing of home mortgage loans, the issuance and servicing of credit cards (through a Delaware subsidiary), indirect lending, dealer finance and certain insurance services. The General Bank also provides retirement services for defined benefit and defined contribution plans, full service and discount brokerage services, investment advisory services, including advising the Nations Fund family of mutual funds, as well as private banking, fiduciary and investment management services through subsidiaries of NationsBank. As of September 30, 1996, the General Bank operated 1,980 banking offices through the following Banks:
NationsBank, N.A. (serving the states of North Carolina, South Carolina, Maryland and Virginia and the District of Columbia); NationsBank, N.A. (South) (serving the states of Florida and Georgia); NationsBank of Kentucky, N.A.; NationsBank of Tennessee, N.A.; NationsBank of Texas, N.A.; and Sun World, N.A. (serving the state of Texas). The General Bank also provides fully automated, 24-hour cash dispensing and depositing services throughout the states in which it is located, through 3,609 automated teller machines.

     Global Finance provides comprehensive corporate and investment banking as well as trading and distribution services to domestic and international customers. The group serves as a principal lender and investor, as well as an advisor, arranger and underwriter, and manages treasury and trade transactions for clients and customers. Loan origination and syndication, asset-backed lending, leasing, factoring, project finance and mergers and acquisitions are representative of the services provided by the group. Global Finance also underwrites, trades and distributes a wide range of securities (including bank-eligible securities and, to a limited extent, bank-ineligible securities as authorized by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")), and trades and distributes a wide range of derivative products in certain interest rate, foreign exchange, commodity and equity markets. Global Finance provides its services through various offices located in major United States cities as well as in London, Frankfurt, Singapore, Bogot-, Mexico City, Grand Cayman, Nassau, Seoul, Tokyo, Osaka, Taipei and Hong Kong.

     Financial Services includes NationsCredit Consumer Corporation, primarily a consumer finance subsidiary, and NationsCredit Commercial Corporation, primarily a commercial finance subsidiary. NationsCredit Consumer Corporation, which has approximately 331 offices located in 36 states, provides personal, mortgage and automobile loans to consumers and retail finance programs to dealers. NationsCredit Commercial Corporation consists of seven divisions that specialize in one or more of the following areas: equipment loans and leasing; loans for debt restructuring, mergers and acquisitions and working capital; real estate, golf/ recreational and health care financing; and inventory financing to manufacturers, distributors and dealers.

     As part of its operations, NationsBank regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, NationsBank regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, NationsBank publicly announces such material acquisitions when a definitive agreement has been reached.

Supervision and Regulation

     General. As a registered bank holding company, NationsBank is subject to the supervision of, and to regular inspection by, the Federal Reserve Board. The Banks are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller"). The Banks are also subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC") and other federal regulatory agencies. In addition to banking laws, regulations and regulatory agencies, NationsBank and its subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect the Corporation's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect NationsBank.

     Under the BHCA, the activities of NationsBank, and those of companies which it controls or in which it holds more than 5% of the voting stock, are limited to banking or managing or controlling banks or furnishing services to or performing services for its subsidiaries, or any other activity which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as NationsBank, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board or to acquire more than 5% of any class of voting stock of any company.

     The BHCA also requires bank holding companies to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisition under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law).

     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, therefore creating interstate branches, beginning June 1, 1997. Under such legislation, each state has the opportunity either to "opt out" of this provision, thereby prohibiting interstate branching in such states, or to "opt in" at an earlier time, thereby allowing interstate branching within that state prior to June 1, 1997. Furthermore, pursuant to such act, a bank is now able to open new branches in a state in which it does not already have banking operations if the laws of such state permit such de novo branching. Of those states in which the Banks are located, Delaware, Maryland, North Carolina and Virginia have enacted legislation to "opt in," thereby permitting interstate branching prior to June 1, 1997, and Texas has adopted legislation to "opt out" of the interstate branching provisions (which Texas law currently expires on September 2, 1999).

     As previously described, NationsBank regularly evaluates merger and acquisition opportunities, and it anticipates that it will continue to evaluate such opportunities in light of the new legislation.

     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies.

     Capital and Operational Requirements. The Federal Reserve Board, the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.

     The Federal Reserve Board risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. The Corporation's Tier 1 and total risk-based capital ratios under these guidelines at September 30, 1996 were 7.05% and 12.05%, respectively.

     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. The Corporation's leverage ratio at September 30, 1996 was 6.30%. Management believes that NationsBank meets its leverage ratio requirement.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, as of September 30, 1996, each of the Banks was considered well capitalized.

     Banking agencies have recently adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, these banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.

     Distributions. The Corporation's funds for cash distributions to its shareholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from the Banks. The amount of dividends that each Bank may declare in a calendar year without approval of the Comptroller is the Bank's net profits for that year, as defined by statute, combined with its net retained profits, as defined, for the preceding two years. In addition, from time to time NationsBank applies for, and may receive, permission from the Comptroller for one or more of the Banks to declare special dividends. As of January 1, 1996, the Banks can initiate dividend payments without prior regulatory approval of up to $905 million plus an additional amount equal to their net profits for 1996 up to the date of any such dividend declaration.

     In addition to the foregoing, the ability of NationsBank and the Banks to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA as described above. Furthermore, the Comptroller may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice. The right of NationsBank, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

     Source of Strength. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of NationsBank or related to FDIC assistance provided to a subsidiary in danger of default -- the other Banks may be assessed for the FDIC's loss, subject to certain exceptions.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions. If the Corporation elects at the time of issuance of Debt Securities to make different or more specific use of proceeds other than that set forth herein, such use will be described in the applicable Prospectus Supplement.


                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following are the Corporation's consolidated ratios of earnings to fixed charges for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995:



                                             Nine Months                   Year Ended
                                                Ended                     December 31,
                                            September 30, --------------------------------------------
                                                1996        1995     1994     1993     1992     1991
                                           -------------- -------- -------- -------- -------- --------
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits ......... 1.8            1.7      1.9      2.3      2.4      1.1
  Including interest on deposits ......... 1.5            1.4      1.5      1.5      1.4      1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments.

                              PLAN OF DISTRIBUTION

     This Prospectus and related Prospectus Supplements are to be used by NationsBanc Capital Markets, Inc. ("NCMI"), a broker-dealer and a direct wholly-owned subsidiary of NationsBank, in connection with offers and sales of the Debt Securities in secondary market transactions at negotiated prices relating to prevailing prices at the time of sale or otherwise. NCMI may act as principal or agent in such transactions. The participation of NCMI in the offer and sale of the Debt Securities complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate. NCMI will not execute a transaction in the Debt Securities in a discretionary account without the prior written specific approval of NCMI's customer. NCMI has no obligation to make a market in the Debt Securities and may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, NCMI may be required to discontinue its market-making activities during periods when the Corporation is involved in a distribution of certain of its securities or when NCMI, by virtue of its affiliation with the Corporation, is aware of material non-public information relating to the Corporation. In such instance, NCMI would not be able to recommence its market-making activities until such distribution has been completed or such information has become publicly available. It is not possible to determine the impact, if any, that any such discontinuance may have on the market for the Debt Securities. While other broker-dealers may make a market in the Debt Securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when NCMI discontinues its market-making activities.


                         DESCRIPTION OF DEBT SECURITIES

     The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     Any Senior Debt Securities offered hereby are to be issued under an Indenture dated as of January 1, 1995 (such Indenture, as it may be amended from time to time, the "Senior Indenture") between the Corporation and First Trust of New York, National Association, as successor Trustee to BankAmerica National Trust Company (the "Senior Trustee"). Any Subordinated Debt Securities offered hereby are to be issued under an Indenture dated as of January 1, 1995 (such Indenture, as it may be amended from time to time, the "Subordinated Indenture") between the Corporation and The Bank of New York, Trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). Each of the Senior Indenture and the Subordinated Indenture (each, an "Indenture" and together, the "Indentures") is incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to and qualified in their entirety by reference to the provisions of the applicable Indentures. Whenever particular sections or defined terms of the Indentures are referred to, it is intended that such sections or defined items shall be incorporated herein by reference. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indentures.


General

     The respective Indentures provide that there is no limitation on the amount of debt securities that may be issued thereunder from time to time. The amount of Debt Securities that may be offered and sold pursuant to this Prospectus, however, is limited to the aggregate initial offering price of the securities registered under the Registration Statement of which this Prospectus forms a part, subject to reduction as the result of the sale by the Corporation of other securities under the Registration Statement.

     The Debt Securities will be direct, unsecured obligations of the Corporation. The Senior Debt Securities of each series will rank equally with all unsecured senior debt of the Corporation. The Subordinated Debt Securities of each series will be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as hereinafter defined) of the Corporation. See "DESCRIPTION OF DEBT SECURITIES -- Subordination."

     The Debt Securities will be issued in fully registered form without coupons. The Debt Securities may be denominated in U.S. dollars or in another currency or currency unit. Unless otherwise set forth in the applicable Prospectus Supplement, any Debt Securities that are denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple thereof. If any of the Debt Securities are denominated in a foreign currency or currency unit, or if principal of (or premium, if any, on) or any interest on any of the Debt Securities is payable in any foreign currency or currency unit, the authorized denominations, as well as any investment considerations, restrictions, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency unit, will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities may be issued in one or more series with the same or various maturities. Certain Debt Securities may be issued which provide for an amount less than the principal amount thereof to be due and payable in the event of an acceleration of the maturity thereof (each an "Original Issue Discount Security"). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates and will be sold at a discount (which may be substantial) below their stated principal amount. Certain Debt Securities may be deemed to be issued with original issue discount for United States Federal income tax purposes. The Prospectus Supplement with respect to any series of Debt Securities issued with such original issue discount will contain a discussion of Federal income tax considerations with respect thereto.

     The particular terms of each series of Debt Securities to be offered and sold will be described in the Prospectus Supplement relating to such Debt Securities, including: (1) the designation of the particular series; (2) the aggregate principal amount of such series that may be authenticated and delivered under the applicable Indenture; (3) the person to whom any interest on any Debt Security of the series shall be payable, if other than the person in whose name the Debt Security (or one or more predecessor Debt Securities) is registered at the close of business on the regular record date for such interest; (4) the date or dates on which the principal of the Debt Securities of such series is payable; (5) the rate or rates, and if applicable the method used to determine the rate, at which the Debt Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any Debt Securities on any interest payment date; (6) the place or places at which, subject to the provisions of the applicable Indenture, the principal of (and premium, if any, on) and any interest on Debt Securities of such series shall be payable, any Debt Securities of the series may be surrendered for registration of transfer, and notices and demands to or upon the Corporation in respect of the Debt Securities of the series and the Indenture may be served; (7) the obligation, if any, of the Corporation to redeem or purchase Debt Securities of such series, at the option of the Corporation or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the series may be so redeemed or purchased, in whole or in part; (8) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Debt Securities of such series shall be issuable; (9) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof; (10) the currency, currencies or currency units in which payment of the principal of (and premium, if any, on) and any interest on any Debt Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the applicable Indenture; (11) if the principal of (and premium, if any, on) or any interest on the Debt Securities of the series is to be payable, at the election of the Corporation or a holder thereof, in one or more currencies or currency units, other than that or those in which the Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any, on) and any interest on Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (12) if the amount of payments of principal of (and premium, if any, on) or any interest on the Debt Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined; (13) whether the Debt Securities will be issued in book-entry only form; (14) the identification or method of selection of any interest rate calculation agents, exchange rate calculation agents or other agents with respect to Debt Securities of such series; (15) if either or both of Section 14.02 (defeasance) or Section 14.03 (covenant defeasance) of the applicable Indenture do not apply to the Debt Securities of the series; (16) any provisions relating to the extension of maturity of, or the renewal of, Debt Securities of such series; and (17) any other terms of the Debt Securities of such series (which terms shall not be inconsistent with the provisions of the applicable Indenture).

     The ability of NationsBank to make payments of principal of (and premium, if any, on) and any interest on the Debt Securities may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "NATIONSBANK CORPORATION -- Supervision and Regulation."

     Neither the Senior Indenture nor the Subordinated Indenture contains provisions that would provide protection to holders of Debt Securities against a decline in credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness or similar restructurings by the Corporation. If credit quality declines as a result of such an event, or otherwise, the ratings of any Debt Securities then outstanding may be withdrawn or downgraded.


Conversion

     The Debt Securities of any series may be convertible, at the option of the holder or the Corporation, into Preferred Stock, Depositary Shares, Common Stock or other Debt Securities if the Prospectus Supplement relating to such series of Debt Securities so provides. In such case, such Prospectus Supplement will set forth (i) the period(s) during which such conversion may be elected;
(ii) the conversion price payable and the number of shares or amount of Preferred Stock, Depositary Shares, Common Stock or other Debt Securities purchaseable upon conversion, and adjustments thereto, if any, in certain events; (iii) the procedures for electing such conversion; and (iv) all other terms for such conversion (which terms shall not be inconsistent with the provisions of the applicable Indenture).


Exchange, Registration and Transfer

     At the option of the holder, subject to the terms of the applicable Indenture, Debt Securities of any series (other than Debt Securities issued in book-entry form) will be exchangeable for other Debt Securities of the same series and of an equal aggregate principal amount and tenor of any authorized denominations.

     Debt Securities of a series may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent of the Corporation designated and maintained for such purpose with respect to such Debt Securities pursuant to the terms of the applicable Indenture, as referred to in an applicable Prospectus Supplement. Such transfer or exchange will be effected upon the Security Registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) designated by the Corporation with respect to any series of Debt Securities, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Corporation will be required to maintain a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Debt Securities.

     The Corporation shall not be required to (i) issue, exchange or register the transfer of any Debt Security of any series to be redeemed for a period of 15 days next preceding any selection of such Debt Securities to be redeemed; or
(ii) exchange or register the transfer of any Debt Security so selected, called or being called for redemption, except the unredeemed portion of any Debt Security being redeemed in part.

     For a discussion of restrictions on the exchange, registration and transfer of Global Securities (hereinafter defined), see "REGISTRATION AND SETTLEMENT."

Payment and Paying Agents

     Unless otherwise indicated in an applicable Prospectus Supplement, principal of (and premium, if any, on) and any interest on Debt Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents as the Corporation may designate from time to time pursuant to the applicable Indenture, except that, at the option of the Corporation, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on a Debt Security on any interest payment date generally will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest payment date. For a discussion of payment of principal and any premium or interest with respect to Global Securities, see "REGISTRATION AND SETTLEMENT."

     The Corporation initially has designated the principal corporate trust offices of the Senior Trustee and the Subordinated Trustee in the City of New York as the places where the Senior Debt Securities and Subordinated Debt Securities, respectively, may be presented for payment. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. Any other paying agents designated by the Corporation for the Debt Securities of each series will be named in an applicable Prospectus Supplement.



Subordination

     The Subordinated Debt Securities are subordinate and subject, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness of the Corporation. "Senior Indebtedness" is defined by the Subordinated Indenture as any indebtedness for money borrowed (including all indebtedness of the Corporation for borrowed and purchased money of the Corporation, all obligations of the Corporation arising from off-balance sheet guarantees by the Corporation and direct credit substitutes, and obligations of the Corporation associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that is outstanding on the date of execution of the Subordinated Indenture, or is thereafter created, incurred or assumed, for the payment of which the Corporation is at the time of determination responsible or liable as obligor, guarantor or otherwise, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, other than the Subordinated Debt Securities or any other indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of the Corporation. The Prospectus Supplement relating to each series of Subordinated Debt Securities will set forth the aggregate amount of then outstanding Senior Indebtedness of the Corporation and any limitation on the issuance of additional Senior Indebtedness.

     No payment on account of principal of (and premium, if any, on) or any interest on the Subordinated Debt Securities shall be made, and no Subordinated Debt Securities shall be purchased, either directly or indirectly, by the Corporation or any of its subsidiaries, if any default or event of default with respect to any Senior Indebtedness shall have occurred and be continuing and the Corporation and the Subordinated Trustee shall have received written notice thereof from the holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness (or the representative or representatives of such holders) or the Subordinated Trustee shall have received written notice thereof from the Corporation.

     In the event that any Subordinated Debt Security is declared due and payable before the date specified therein as the fixed date on which the principal thereof is due and payable pursuant to the Subordinated Indenture, or upon any payment or distribution of assets of the Corporation of any kind or character to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Corporation, all principal of (and premium, if any, on) and any interest due or to become due upon all Senior Indebtedness shall first be paid in full before the holders of the Subordinated Debt Securities (the "Subordinated Debt Holders"), or the Subordinated Trustee, shall be entitled to retain any assets (other than shares of stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Subordinated Debt Securities, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), so paid or distributed in respect of the Subordinated Debt Securities (for principal or interest, if any). Upon such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities (other than shares of stock of the Corporation as reorganized or readjusted or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the same extent as the Subordinated Debt Securities, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), to which the Subordinated Debt Holders or the Subordinated Trustee would be entitled, except for the subordination provisions of the Subordinated Indenture, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Subordinated Debt Holders or the Subordinated Trustee if received by them or it, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Subordinated Debt Holders or to the Subordinated Trustee.

     Subject to the payment in full of all Senior Indebtedness, the Subordinated Debt Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Corporation which, by its express terms, ranks on a parity with the Subordinated Debt Securities and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation applicable to the Senior Indebtedness until the Subordinated Debt Securities shall be paid in full.


Sale or Issuance of Capital Stock of Banks

     The Senior Indenture prohibits the issuance, sale or other disposition of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions: (a) sales of directors' qualifying shares; (b) sales or other dispositions for fair market value, if, after giving effect to such disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, the Corporation would own directly or indirectly not less than 80% of each class of the capital stock of such Principal Subsidiary Bank (or any successor corporation thereto); (c) sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction; (d) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, shares of the same class and (ii) immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of each class of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional shares; (e) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional securities convertible into shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, securities of the same class and (ii) immediately after such sale the Corporation owns, directly or indirectly, at least as great a percentage of each class of such securities convertible into shares of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional securities; (f) any sale by a Principal Subsidiary Bank (or any successor corporation thereto) of additional options, warrants or rights to subscribe for or purchase shares of its capital stock to its shareholders at any price, so long as (i) prior to such sale the Corporation owns, directly or indirectly, options, warrants or rights, as the case may be, of the same class and (ii) immediately after such sale, the Corporation owns, directly or indirectly, at least as great a percentage of each class of such options, warrants or rights, as the case may be, to subscribe for or purchase shares of capital stock of such Principal Subsidiary Bank as it owned prior to such sale of additional options, warrants or rights; or (g) any issuance of shares of capital stock, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants or rights to acquire capital stock, of any Principal Subsidiary Bank, to the Corporation or a wholly owned subsidiary of the Corporation.

     A Principal Subsidiary Bank is defined in the Senior Indenture as any Bank (other than NationsBank of Delaware, National Association) with total assets equal to more than 10% of the Corporation's total consolidated assets.


Waiver of Covenants

     Under the terms of either Indenture, compliance with certain covenants or conditions of such Indenture may be waived by the holders of a majority in principal amount of the Debt Securities of all series to be affected thereby and at the time outstanding under that Indenture (including, in the case of holders of Senior Debt Securities, the covenant described above).


Modification of the Indentures

     Each Indenture contains provisions permitting the Corporation and the applicable Trustee to modify such Indenture or the rights of the holders of Debt Securities thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities of all series at the time outstanding under that Indenture and to be affected thereby (voting as one class), except that no such modification shall (a) extend the fixed maturity of, reduce the principal amount or redemption premium, if any, of, or reduce the rate of or extend the time of payment of interest on, any Debt Security without the consent of the holder of each security so affected, or (b) reduce the aforesaid percentage of Debt Securities, the consent of holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under that Indenture. Each Indenture also provides that the Corporation and the respective Trustee may, from time to time, execute supplemental indentures in certain limited circumstances without the consent of any holders of outstanding Debt Securities.

     Each Indenture provides that in determining whether the holders of the requisite principal amount of the Debt Securities outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable at such time upon an event of default, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent on the date of original issuance of such Debt Security.


Meetings and Action by Securityholders

     Each Indenture contains provisions for convening meetings of the holders of Debt Securities for certain purposes. A meeting may be called at any time by the Trustee in its discretion and shall be called by the Trustee upon request by the Corporation or the holders of at least 10% in aggregate principal amount of the Debt Securities outstanding of such series, in any case upon notice given in accordance with "Notices" below. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the applicable Indenture, or such other action taken in accordance with the terms of the applicable Indenture, will be binding on all holders of Debt Securities of that series.


Defaults and Rights of Acceleration

     An Event of Default is defined in the Subordinated Indenture generally as bankruptcy of the Corporation under Federal bankruptcy laws. An Event of Default is defined in the Senior Indenture generally as (i) the Corporation's failure to pay principal (or premium, if any) when due on any securities of a series; (ii) the Corporation's failure to pay interest on any securities of a series, within 30 days after the same becomes due; (iii) the Corporation's breach of any of its other covenants contained in the Senior Debt Securities or the Senior Indenture, which breach is not cured within 90 days after written notice to the Corporation by the Senior Trustee, or to the Corporation and the Senior Trustee by the holders of at least 25% in principal amount of all Senior Debt Securities then outstanding under the Senior Indenture and affected thereby; and (iv) certain events involving the bankruptcy, insolvency or liquidation of the Corporation.

     Each Indenture provides that if an Event of Default under the respective Indenture occurs and is continuing, either the respective Trustee or the holders of 25% in principal amount (or, if any such Debt Securities are Original Issue Discount Debt Securities, such lesser amounts as may be described in an applicable Prospectus Supplement) of the Debt Securities then outstanding under that Indenture (or, with respect to an Event of Default under the Senior Indenture due to a default in the payment of principal (or premium, if any) or interest or performance of any other covenant, the outstanding Debt Securities of all series affected by such default) may declare the principal amount of all of such Debt Securities to be due and payable immediately. Payment of principal of the Subordinated Debt Securities may not be accelerated in the case of a default in the payment of principal (or premium, if any) or interest or the performance of any other covenant of the Corporation. Upon certain conditions a declaration of an Event of Default may be annulled and past defaults may be waived by the holders of a majority in principal amount of the Debt Securities then outstanding (or of such series affected, as the case may be).


Collection of Indebtedness, etc.

     Each Indenture also provides that in the event of a failure by the Corporation to make payment of principal of (and premium, if any, on) or any interest on the Debt Securities (and, in the case of payment of interest, such failure to pay shall have continued for 30 days) and upon the demand of the respective Trustee, the Corporation will pay to such Trustee, for the benefit of the holders of the Debt Securities, the amount then due and payable on the Debt Securities for principal and interest, with interest on the overdue principal and, to the extent payment of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Debt Securities. Each Indenture further provides that if the Corporation fails to pay such amount forthwith upon such demand, the respective Trustee may, among other things, institute a judicial proceeding for the collection thereof. However, each Indenture provides that notwithstanding any other provision of the Indenture, the holder of any Debt Security shall have the right to institute suit for the enforcement of any payment of principal of (and premium, if any, on) and any interest on such Debt Security on the respective stated maturities expressed in such Debt Security and that such right shall not be impaired without the consent of such holder.

     The holders of a majority in principal amount of the Debt Securities then outstanding under an Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under that Indenture, provided that the holders shall have offered to the Trustee reasonable indemnity against expenses and liabilities. Each Indenture requires the annual filing by the Corporation with the respective Trustee of a certificate as to the absence of default and as to compliance with the terms of that Indenture.


Notices

     Except as otherwise provided in the applicable Indenture, notices to holders of Debt Securities will be given by first-class mail to the addresses of such holders as they appear in the Security Register.


Concerning the Trustees

     The Corporation and the Banks have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and First Trust of New York, National Association, and their affiliated entities in the ordinary course of business. Each of the Trustees also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.


                          REGISTRATION AND SETTLEMENT

DTC

     If so specified in an applicable Prospectus Supplement, all or any portion of the Debt Securities of a series may be issued in book-entry form represented by one or more global Debt Securities in registered form (each, a "Global Security"). Unless otherwise specified in such Prospectus Supplement, each such Global Security will be held through The Depository Trust Company ("DTC"), as depositary, and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. is expected to be the holder of record of the Debt Securities.

     Under the book-entry system of DTC, purchases of Debt Securities of a series represented by a Global Security must be made by or through persons that have accounts with DTC ("DTC Participants") or persons that may hold interests through DTC Participants ("Indirect Participants"). Upon the issuance and deposit of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of DTC

Participants. The accounts to be credited will be designated by the underwriters or agents of such Debt Securities (or by the Corporation, if such Debt Securities are offered and sold directly by the Corporation). The ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of Indirect Participants) and Indirect Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

     So long as DTC or its nominee is the registered holder of a Global Security, DTC or its nominee, as applicable, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, in order to exercise any rights of a holder of the Debt Securities under the applicable Indenture, each person owning a beneficial interest in the Global Security representing such Debt Securities must rely on the procedures of DTC or, if such person is not a DTC Participant, on the procedures of the DTC Participant and, if applicable, the Indirect Participant, through which such person owns its interest.

     So long as DTC or its nominee is the registered holder of a Global Security, Debt Securities of the series represented by such Global Security will trade in DTC's Same Day Fund Settlement System, and secondary market trading activity in such Debt Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in such Debt Securities.

     Except as otherwise provided herein, DTC or its nominee, as applicable, as the registered holder of a Global Security shall be the only person entitled to receive payments from the Corporation with respect to Debt Securities of the series represented by such Global Security. Accordingly, payments of principal of (and premium, if any, on) and any interest on individual Debt Securities of the series represented by such a Global Security will be made by the Corporation only to DTC or its nominee, as applicable. DTC has advised the Corporation that it is DTC's practice to credit DTC Participants' accounts on the payment date in accordance with their respective holdings with respect to a Global Security as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on such date. Payments by DTC Participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held in "street name." Such instructions will be the responsibility of such DTC Participant and not of DTC, the Corporation or any underwriter or agent for the Debt Securities of the series represented by such Global Security, subject to any statutory or regulatory requirements as may be in effect from time to time. The Corporation will in every case be discharged by payment to, or to the order of, DTC or its nominee, as applicable, as the registered holder of such Global Security, of the amount so paid. Each of the persons shown in the records of DTC or its nominee as an owner of a beneficial interest in such Global Security must look solely to DTC or its nominee, as the case may be, for its share of any such payment so made by the Corporation. Neither the Corporation, the Trustee for the Debt Securities of the series represented by such Global Security, any paying agent or authenticating agent for such Debt Securities nor the Security Registrar or transfer agent for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Security representing such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     DTC has advised the Corporation as follows: DTC is a limited-purpose trust company organized under New York law, a "banking organization" within the meaning of New York law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code as in effect in the state of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC was created to hold securities deposited by DTC Participants and to facilitate the clearance and settlement of securities transactions among DTC Participants in such securities through electronic computerized book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. Direct Participants in DTC include securities brokers and dealers, banks (including certain subsidiaries of the Corporation), trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) have ownership interests in DTC. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to DTC's book-entry system is also available to Indirect Participants, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. The rules applicable to DTC and DTC Participants are on file with the Commission.

     To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of securities deposited with it; DTC's records reflect only the identity of the DTC Participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede & Co. will consent or vote with respect to securities held by DTC. Under its usual procedures, DTC mails an omnibus proxy to an issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     DTC can act only on behalf of DTC Participants, who in turn act on behalf of Indirect Participants. Owners of beneficial interests in a Global Security that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of such interests may do so only through DTC Participants and Indirect Participants. In addition, the ability of owners of beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system may be limited due to the lack of certificates for the Debt Securities of the series represented by such Global Security.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in Global Securities among DTC Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

     If DTC is at any time unwilling, unable or ineligible to continue as a depositary with respect to Debt Securities of a particular series and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue Debt Securities of the series in certificated form in exchange for beneficial interests in the Global Security representing such Debt Securities. In addition, the Corporation may at any time determine not to have Debt Securities of a series represented by Global Securities and, in such event, will issue Debt Securities of the series in certificated form in exchange for beneficial interests in the Global Security representing such Debt Securities. In any such instance, an owner of a beneficial interest in the Global Security will be entitled to physical delivery in certificated form of a note or notes representing such Debt Securities equal in principal amount to such beneficial interest and to have such note or notes registered in its name. Unless otherwise specified in the applicable Prospectus Supplement, any notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple in excess thereof and will be issued in registered form only, without coupons.


Cedel Bank and Euroclear

     If so specified in the applicable Prospectus Supplement, Debt Securities of a series to be issued in book-entry form and to be sold or traded in Europe may be represented by one or more Global Securities held through Cedel Bank, soci-t- anonyme ("Cedel Bank") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator" or "Euroclear"). Cedel Bank and Euroclear will hold omnibus positions on behalf of Cedel Bank Participants and Euroclear Participants (each as defined herein), respectively, on the books of their respective depositaries (each, a "Depositary"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between Cedel Bank Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Bank Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits for securities in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, and will be dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank Participant or Euroclear Participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in DTC.

     Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants consist of recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions now may be settled by Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents with respect to a particular series of Debt Securities. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Brussels branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Federal Reserve Board and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relations with persons holding through Euroclear Participants.

     Distributions with respect to Debt Securities of a series held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. The applicable Prospectus Supplement with respect to a series of Debt Securities held through Cedel Bank or Euroclear will set forth certain income tax consequences to foreign investors. Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of Debt Securities under the applicable Indenture on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its respective Depositary's ability to effect such actions on its behalf through DTC.

     Although Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of applicable Debt Securities among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.


                                 LEGAL OPINIONS

     The legality of the Debt Securities will be passed upon for the Corporation by Smith Helms Mulliss & Moore, L.L.P., Charlotte, North Carolina, and for the underwriters or agents by Stroock & Stroock & Lavan LLP, New York, New York. As of the date of this Prospectus, certain members of Smith Helms Mulliss & Moore, L.L.P. beneficially own approximately 50,000 shares of the Corporation's Common Stock.


                                    EXPERTS

     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The supplemental consolidated financial statements of Boatmen's Bancshares, Inc. at December 31, 1995 and 1994 and for the three years ended December 31, 1995, incorporated herein by reference from the Corporation's Current Report on Form 8-K filed on September 6, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and Prospectus in connection with the offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation, the Underwriters or NationsBanc Montgomery Securities LLC. Neither the delivery of this Prospectus Supplement or Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Corporation since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This Prospectus Supplement and the related Prospectus are to be used by NationsBanc Montgomery Securities LLC, a broker-dealer and a direct wholly-owned subsidiary of the Corporation, in connection with offers and sales related to secondary market transactions.



                       --------------------------------
                               TABLE OF CONTENTS


                                                    Page
                                                   -----
               Prospectus Supplement
   Description of Notes ........................    S-2
   Recent Developments .........................    S-2
   Capitalization ..............................    S-5
   Ratios of Earnings to Fixed Charges .........    S-5
   Selected Financial Data .....................    S-6
   Registration and Settlement .................    S-7
   Certain United States Federal Income
      Tax Consequences to Foreign
      Investors ................................    S-9
   Plan of Distribution ........................    S-10
                Prospectus
   Incorporation of Certain Documents by
      Reference ................................    2
   Available Information .......................    2
   NationsBank Corporation .....................    3
   Use of Proceeds .............................    6
   Ratios of Earnings to Fixed Charges .........    6
   Plan of Distribution ........................    7
   Description of Debt Securities ..............    7
   Registration and Settlement .................   13
   Legal Opinions ..............................   17
   Experts .....................................   17


                                  $300,000,000







                    (NationsBank logo appears here)




                           6.60%  Subordinated Notes,
                                    due 2010






                       --------------------------------
                             PROSPECTUS SUPPLEMENT
                       --------------------------------
                             NationsBanc Montgomery
                                Securities LLC








                                 April 28, 1998

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